Exhibit 10.1

STATE OF MICHIGAN PROCUREMENT
Department Technology, Management and Budget

NOTICE OF CONTRACT

NOTICE OF CONTRACT NO. **250000000654**
between
THE STATE OF MICHIGAN
and

CONTRACTOR	
	Graphic Sciences, Inc.
	1511 E Lincoln Ave
	Madison Heights Michigan 48071
	Jillian Saxon
	248-549-6600 x 114
	jillians@gsiinc.com
	CV0032057

STATE			
Program Manager	Multiple	Multiple
Contract Administrator	Nichole Harrell	DTMB
	517-449-9245	
	harrelln@michigan.gov	

CONTRACT SUMMARY			
DESCRIPTION: Statewide Digital Imaging and Microfilm Services / Digital Microfilm Scanner Maintenance for MDHHS			
INITIAL EFFECTIVE DATE	**INITIAL EXPIRATION DATE**	**INITIAL AVAILABLE OPTIONS**	**EXPIRATION DATE BEFORE CHANGE(S) NOTED BELOW**
6/1/2025	5/31/2030	5 - 1 Year	5/31/2030
PAYMENT TERMS		**DELIVERY TIMEFRAME**	
Net 45		N/A	
ALTERNATE PAYMENT OPTIONS			**EXTENDED PURCHASING**
☐ P-card ☐ Payment Request (PRC) ☐ Other			☐ Yes ☒ No
MINIMUM DELIVERY REQUIREMENTS			
No Minimum Delivery Requirements			
MISCELLANEOUS INFORMATION			
This Contract Agreement is awarded on the basis of the State's inquiry bearing the solicitation number RFP 250000001038. Orders for delivery will be issued directly by the Department, in accordance with Schedule A1 and Schedule A2, Section 6.1. Authorizing Document.			
ESTIMATED CONTRACT VALUE AT TIME OF EXECUTION			**$42,750,000.00**

Program Managers
for
Multi-Agency and Statewide Contracts

AGENCY	NAME	PHONE	EMAIL
DTMB	Jessica Weston	517-335-9145	WestonJ2@michigan.gov
MDHHS	Lauri Bonnell	517-335-0175	BonnellL@michigan.gov

FOR THE CONTRACTOR:

Graphic Sciences, Inc.

Company Name

E-SIGNED by Jim DeSocio
on 2025-05-28 14:30:00 EDT

Authorized Agent Signature

Jim DeSocio President

Authorized Agent (Print or Type)

2025-05-28 14:30:00

Date

FOR THE STATE:

E-SIGNED by Pam Platte
on 2025-05-28 15:53:27 EDT

Signature

Pam Platte DTMB-CPS Enterprise Sourcing Director

Name and Title

State of Michigan

Agency

2025-05-28 15:53:27

Date

STATE OF MICHIGAN
PROCUREMENT
Michigan.gov/MiProcurement

STANDARD CONTRACT TERMS

This STANDARD CONTRACT ("**Contract**") is agreed to between the State of Michigan (the "**State**") and Graphic Sciences Inc. ("**Contractor**"), a Michigan Corporation. This Contract is effective on June 1, 2025 ("**Effective Date**"), and unless terminated, will expire on May 31, 2030 (the "**Term**").

This Contract may be renewed for up to five (5) additional one-year period(s). Renewal is at the sole discretion of the State and will automatically extend the Term of this Contract. The State will document its exercise of renewal options via Contract Change Notice.

The parties agree as follows:

1. **Duties of Contractor.** Contractor must perform the services and provide the deliverables (the "**Contract Activities**") described in a Statement of Work, the initial Statement of Work is attached as Schedule A – Statement of Work. An obligation to provide delivery of any commodity is considered a service and is a Contract Activity.

   Contractor must furnish all labor, equipment, materials, and supplies necessary for the performance of the Contract Activities unless otherwise specified in a Statement of Work.

   Contractor must: (a) perform the Contract Activities in a timely, professional, safe, and workmanlike manner consistent with standards in the trade, profession, or industry; (b) meet or exceed the performance and operational standards, and specifications of the Contract; (c) provide all Contract Activities in good quality, with no material defects; (d) not interfere with the State's operations; (e) obtain and maintain all necessary licenses, permits or other authorizations necessary for the performance of the Contract; (f) cooperate with the State, including the State's quality assurance personnel, and any third party to achieve the objectives of the Contract; (g) return to the State any State-furnished equipment or other resources in the same condition as when provided when no longer required for the Contract; (h) assign to the State any claims resulting from state or federal antitrust violations to the extent that those violations concern materials or services supplied by third parties toward fulfillment of the Contract; (i) comply with all State physical and IT security policies and standards which will be made available upon request; and (j) provide the State priority in performance of the Contract except as mandated by federal disaster response requirements. Any breach under this paragraph is considered a material breach.

   Contractor must also be clearly identifiable while on State property by wearing identification issued by the State, and clearly identify themselves whenever making contact with the State.

2. **Notices.** All notices and other communications required or permitted under this Contract must be in writing and will be considered given and received: (a) when verified by written receipt if sent by courier; (b) when actually received if sent by mail without verification of receipt; or (c) when verified by automated receipt or electronic logs if sent by facsimile or email.

If to State:	If to Contractor:
See Contract Administrator information shown below.	Neil Campbell, General Manager 1551 East Lincoln Ave Madison Heights, MI 48071 ncampbell@intellinetics.com 248-549-6600

3. **Contract Administrator.** The Contract Administrator, or the individual duly authorized for each party, is the only person authorized to modify any terms of this Contract, and approve and execute any change under this Contract (each a "**Contract Administrator**"):

State:	Contractor:
Nichole Harrell 320 S Walnut St Lansing, MI 48933 Harrelln@michigan.gov 517-449-9245	Neil Campbell, General Manager 1551 East Lincoln Ave Madison Heights, MI 48071 ncampbell@intellinetics.com 248-549-6600

4. **Program Manager.** The Program Manager for each party will monitor and coordinate the day-to-day activities of the Contract (each a "**Program Manager**"):

DTMB:	Contractor:
Jessica Weston 3400 N Grand River Ave Lansing, MI 48906 WestonJ2@michigan.gov 517-335-9145	Jillian Saxon, Account Manager 1551 East Lincoln Ave Madison Heights, MI 48071 jsaxon@intellinetics.com 248-549-6600

MDHHS:	Contractor:
Lauri Bonnell 235 S Grand Ave Lansing, MI 48933 BonnellL@michigan.gov 517-335-0175	Jillian Saxon, Account Manager 1551 East Lincoln Ave Madison Heights, MI 48071 jsaxon@intellinetics.com 248-549-6600

5. **Performance Guarantee.** Contractor must at all times have financial resources sufficient, in the opinion of the State, to ensure performance of the Contract and must provide proof upon request. The State may require a performance bond (as specified in a Statement of Work) if, in the opinion of the State, it will ensure performance of the Contract.

6. **Insurance Requirements.** See Schedule C – Insurance Requirements.

7. **Administrative Fee and Reporting.** Contractor must pay an administrative fee of 1% on all payments made to Contractor under the Contract including transactions with the State (including its departments, divisions, agencies, offices, and commissions), local governments, and other states (including governmental subdivisions and authorized entities). Administrative fee payments must be made online by check or credit card at: https://www.thepayplace.com/mi/dtmb/adminfee

Contractor must submit an itemized purchasing activity report, which includes at a minimum, the name of the purchasing entity and the total dollar volume in sales. Reports should be mailed to MiDeal@michigan.gov.

The administrative fee and purchasing activity report are due within 30 calendar days from the last day of each calendar quarter.

8. **Reserved.**

9. **Relationship of the Parties.** The relationship between the parties is that of independent contractors. Contractor, its employees, and agents will not be considered employees of the State. No partnership or joint venture relationship is created by virtue of this Contract. Contractor, and not the State, is responsible for the payment of wages, benefits and taxes of Contractor's employees and any subcontractors. Prior performance does not modify Contractor's status as an independent contractor. Neither party has authority to contract for nor bind the other party in any manner whatsoever.

10. **Intellectual Property Rights.** If a Statement of Work requires Contractor to create any intellectual property, Contractor hereby acknowledges that the State is and will be the sole and exclusive owner of all right, title, and interest in the Contract Activities and all associated intellectual property rights, if any. Such Contract Activities are works made for hire as defined in Section 101 of the Copyright Act of 1976. To the extent any Contract Activities and related intellectual property do not qualify as works made for hire under the Copyright Act, Contractor will, and hereby does, immediately on its creation, assign, transfer and otherwise convey to the State, irrevocably and in perpetuity, throughout the universe, all right, title and interest in and to the Contract Activities, including all intellectual property rights therein.

11. **Subcontracting.** Contractor may not delegate any of its obligations under the Contract without the prior written approval of the State. Contractor must notify the State at least 90 calendar days before the proposed delegation and provide the State any information it requests to determine whether the delegation is in its best interest. If approved, Contractor must: (a) be the sole point of contact regarding all contractual matters, including payment and charges for all Contract Activities; (b) make all payments to the subcontractor; and (c) incorporate the terms and conditions contained in this Contract in any subcontract with a subcontractor. Contractor remains responsible for the completion of the Contract Activities, compliance with the terms of this Contract, and the acts and omissions of the subcontractor. The State, in its sole discretion, may require the replacement of any subcontractor.

12. **Staffing.** The State's Contract Administrator may require Contractor to remove or reassign personnel providing services by providing a notice to Contractor.

13. **Background Checks.** Pursuant to Michigan law, all agencies subject to IRS Pub. 1075 are required to ask the Michigan State Police to perform fingerprint background checks on all employees, including Contractor and Subcontractor employees, who may have access to any database of information maintained by the federal government that contains confidential or personal information, including, but not limited to, federal tax information. Further, pursuant to

Michigan law, any agency described above is prohibited from providing Contractors or Subcontractors with the result of such background check. For more information, please see Michigan Public Act 427 of 2018. Upon request, or as may be specified in a Statement of Work, Contractor must perform background checks on all employees and subcontractors and its employees prior to their assignment. The scope is at the discretion of the State and documentation must be provided as requested. Contractor is responsible for all costs associated with the requested background checks. The State, in its sole discretion, may also perform background checks.

14. **Assignment.** Contractor may not assign this Contract to any other party without the prior approval of the State. Upon notice to Contractor, the State, in its sole discretion, may assign in whole or in part, its rights or responsibilities under this Contract to any other party. If the State determines that a novation of the Contract to a third party is necessary, Contractor will agree to the novation and provide all necessary documentation and signatures.

15. **Change of Control.** Contractor will notify the State, within 30 days of any public announcement or otherwise once legally permitted to do so, of a change in Contractor's organizational structure or ownership. For purposes of this Contract, a change in control means any of the following: (a) a sale of more than 50% of Contractor's stock; (b) a sale of substantially all of Contractor's assets; (c) a change in a majority of Contractor's board members; (d) consummation of a merger or consolidation of Contractor with any other entity; (e) a change in ownership through a transaction or series of transactions; (f) or the board (or the stockholders) approves a plan of complete liquidation. A change of control does not include any consolidation or merger effected exclusively to change the domicile of Contractor, or any transaction or series of transactions principally for bona fide equity financing purposes.

    In the event of a change of control, Contractor must require the successor to assume this Contract and all of its obligations under this Contract.

16. **Ordering.** Contractor is not authorized to begin performance until receipt of authorization as identified in a Statement of Work.

17. **Acceptance.** Contract Activities are subject to inspection and testing by the State within 30 calendar days of the State's receipt of them ("**State Review Period**"), unless otherwise provided in a Statement of Work. If the Contract Activities are not fully accepted by the State, the State will notify Contractor by the end of the State Review Period that either: (a) the Contract Activities are accepted but noted deficiencies must be corrected; or (b) the Contract Activities are rejected. If the State finds material deficiencies, it may: (i) reject the Contract Activities without performing any further inspections; (ii) demand performance at no additional cost; or (iii) terminate this Contract in accordance with Section 24, Termination for Cause.

    Within 10 business days from the date of Contractor's receipt of notification of acceptance with deficiencies or rejection of any Contract Activities, Contractor must cure, at no additional cost, the deficiency and deliver unequivocally acceptable Contract Activities to the State. If acceptance with deficiencies or rejection of the Contract Activities impacts the content or delivery of other non-completed Contract Activities, the parties' respective Program Managers

must determine an agreed to number of days for re-submission that minimizes the overall impact to the Contract. However, nothing herein affects, alters, or relieves Contractor of its obligations to correct deficiencies in accordance with the time response standards set forth in this Contract.

If Contractor is unable or refuses to correct the deficiency within the time response standards set forth in this Contract, the State may cancel the order in whole or in part. The State, or a third party identified by the State, may perform the Contract Activities and recover the difference between the cost to cure and the Contract price plus an additional 10% administrative fee.

18. **Delivery.** Contractor must deliver all Contract Activities F.O.B. destination, within the State premises with transportation and handling charges paid by Contractor, unless otherwise specified in a Statement of Work. All containers and packaging become the State's exclusive property upon acceptance.

19. **Risk of Loss and Title.** Until final acceptance, title and risk of loss or damage to Contract Activities remains with Contractor. Contractor is responsible for filing, processing, and collecting all damage claims. The State will record and report to Contractor any evidence of visible damage. If the State rejects the Contract Activities, Contractor must remove them from the premises within 10 calendar days after notification of rejection. The risk of loss of rejected or non-conforming Contract Activities remains with Contractor. Rejected Contract Activities not removed by Contractor within 10 calendar days will be deemed abandoned by Contractor, and the State will have the right to dispose of it as its own property. Contractor must reimburse the State for costs and expenses incurred in storing or effecting removal or disposition of rejected Contract Activities.

20. **Warranty Period.** The warranty period, if applicable, for Contract Activities is a fixed period commencing on the date specified in a Statement of Work. If the Contract Activities do not function as warranted during the warranty period, the State may return such non-conforming Contract Activities to the Contractor for a full refund.

21. **Invoices and Payment.** Invoices must conform to the requirements communicated from time-to-time by the State. All undisputed amounts are payable within 45 days of the State's receipt. Contractor may only charge for Contract Activities provided as specified in a Statement of Work. Invoices must include an itemized statement of all charges. The State is exempt from State sales tax for direct purchases and may be exempt from federal excise tax, if Services purchased under this Agreement are for the State's exclusive use. Notwithstanding the foregoing, all fees are exclusive of taxes, and Contractor is responsible for all sales, use and excise taxes, and any other similar taxes, duties and charges of any kind imposed by any federal, state, or local governmental entity on any amounts payable by the State under this Contract.

    The State has the right to withhold payment of any disputed amounts until the parties agree as to the validity of the disputed amount. The State will notify Contractor of any dispute within a reasonable time. Payment by the State will not constitute a waiver of any rights as to Contractor's continuing obligations, including claims for deficiencies or substandard Contract Activities. Contractor's acceptance of final payment by the State constitutes a waiver of all

claims by Contractor against the State for payment under this Contract, other than those claims previously filed in writing on a timely basis and still disputed.

The State will only disburse payments under this Contract through Electronic Funds Transfer (EFT). Contractor must register with the State at http://www.michigan.gov/SIGMAVSS to receive electronic fund transfer payments. If Contractor does not register, the State is not liable for failure to provide payment. Without prejudice to any other right or remedy it may have, the State reserves the right to set off at any time any amount then due and owing to it by Contractor against any amount payable by the State to Contractor under this Contract.

Excluding federal government charges and terms, Contractor warrants and agrees that each of (i) the fees and economic terms considered as a whole, and (ii) the product terms or warranties granted pursuant to this Contract are comparable to or better than the equivalent fees and economic terms and product term or warranty being offered to any commercial or government customer (including any public educational institution within the State of Michigan) of Contractor. If Contractor enters into any arrangements with another customer of Contractor to provide the products or services, available under this Contract, under more favorable economic terms, as the prices may be indicated on Contractor's current U.S. and International price list or comparable document, then this Contract will be deemed amended as of the date of such other arrangements to incorporate those more favorable economic terms, and Contractor will immediately notify the State of such fee and formally memorialize the new pricing in a change notice.

22. **Reserved.**

23. **Stop Work Order.** The State may suspend any or all activities under the Contract at any time. The State will provide Contractor a written stop work order detailing the suspension. Contractor must comply with the stop work order upon receipt. Within 90 calendar days, or any longer period agreed to by Contractor, the State will either: (a) issue a notice authorizing Contractor to resume work, or (b) terminate the Contract or delivery order. The State will not pay for Contract Activities, Contractor's lost profits, or any additional compensation during a stop work period.

24. **Termination for Cause.** (a) The State may terminate this Contract for cause, in whole or in part, if Contractor, as determined by the State: (i) endangers the value, integrity, or security of any facility, data, or personnel; (ii) becomes insolvent, petitions for bankruptcy court proceedings, or has an involuntary bankruptcy proceeding filed against it by any creditor; (iii) engages in any conduct that may expose the State to liability; (iv) breaches any of its material duties or obligations under this Contract; or (v) fails to cure a breach within the time stated by the State in a notice of breach, if in its sole discretion the State has chosen to provide a time to cure. Any reference to specific breaches being material breaches within this Contract will not be construed to mean that other breaches are not material.

    (b) If the State terminates this Contract under this Section, the State will issue a termination notice specifying whether Contractor must: (i) cease performance immediately. Contractor must submit all invoices for Contract Activities accepted by the State within 30 days of the date of termination. Failure to submit an invoice within that timeframe will constitute a waiver by

Contractor for any amounts due to Contactor for Contract Activities accepted by the State under this Contract or (ii) continue to perform for a specified period. If it is later determined that Contractor was not in breach of the Contract, the termination will be deemed to have been a Termination for Convenience, effective as of the same date, and the rights and obligations of the parties will be limited to those provided in Section 25, Termination for Convenience.

The State will only pay for amounts due to Contractor for Contract Activities accepted by the State on or before the date of termination, subject to the State's right to set off any amounts owed by the Contractor for the State's reasonable costs in terminating this Contract. Contractor must promptly reimburse to the State any fees prepaid by the State prorated to the date of such termination, including any prepaid fees. The Contractor must pay all reasonable costs incurred by the State in terminating this Contract for cause, including administrative costs, attorneys' fees, court costs, transition costs, and any costs the State incurs to procure the Contract Activities from other sources.

25. **Termination for Convenience.** The State may immediately terminate this Contract in whole or in part without penalty and for any reason or no reason, including but not limited to, appropriation or budget shortfalls. The termination notice will specify whether Contractor must: (a) cease performance of the Contract Activities immediately. Contractor must submit all invoices for Contract Activities accepted by the State within 30 days of the date of termination. Failure to submit an invoice within that timeframe will constitute a waiver by Contractor for any amounts due Contractor for Contract Activities accepted by the State under this Contract, or (b) continue to perform the Contract Activities in accordance with Section 26, Transition Responsibilities. If the State terminates this Contract for convenience, the State will pay all reasonable costs, as mutually agreed by the State and Contractor, for State approved Transition Responsibilities to the extent the funds are available.

26. **Transition Responsibilities.** Upon termination or expiration of this Contract for any reason, Contractor shall use commercially reasonable efforts to, for a period of time specified by the State (not to exceed 180 calendar days), provide all reasonable transition assistance requested by the State, to allow for the expired or terminated portion of the Contract Activities to continue without interruption or adverse effect, and to facilitate the orderly transfer of such Contract Activities to the State or its designees. Such transition assistance may include, but is not limited to: (a) continuing to perform the Contract Activities at the established Contract rates; (b) taking all reasonable and necessary measures to transition performance of the work, including all applicable Contract Activities, training, equipment, software, leases, reports and other documentation, to the State or the State's designee; (c) transferring title in and delivering to the State, at the State's discretion, all completed or partially completed deliverables prepared under this Contract as of the Contract termination date; and (d) preparing an accurate accounting from which the State and Contractor may reconcile all outstanding accounts (collectively, "**Transition Responsibilities**"). This Contract will automatically be extended through the end of the transition period.

27. **Return of State Property.** Upon termination or expiration of this Contract for any reason, Contractor must take all necessary and appropriate steps, or such other action as the State may direct, to preserve, maintain, protect, or return to the State all materials, data, property, and confidential information provided directly or indirectly to the Contractor by any entity, agent, vendor, or employee of the State.

28. **Indemnification.** Contractor must defend, indemnify and hold the State, its departments, divisions, agencies, offices, commissions, officers, and employees harmless, without limitation, from and against any and all actions, claims, losses, liabilities, damages, costs, attorney fees, and expenses (including those required to establish the right to indemnification), arising out of or relating to: (a) any breach by Contractor (or any of Contractor's employees, agents, subcontractors, or by anyone else for whose acts any of them may be liable) of any of the promises, agreements, representations, warranties, or insurance requirements contained in this Contract; (b) any infringement, misappropriation, or other violation of any intellectual property right or other right of any third party; (c) any bodily injury, death, or damage to real or tangible personal property occurring wholly or in part due to action or inaction by Contractor (or any of Contractor's employees, agents, subcontractors, or by anyone else for whose acts any of them may be liable); and (d) any acts or omissions of Contractor (or any of Contractor's employees, agents, subcontractors, or by anyone else for whose acts any of them may be liable).

    The State will notify Contractor in writing if indemnification is sought; however, failure to do so will not relieve Contractor, except to the extent that Contractor is materially prejudiced. Contractor must, to the satisfaction of the State, demonstrate its financial ability to carry out these obligations.

    The State is entitled to: (i) regular updates on proceeding status; (ii) participate in the defense of the proceeding; (iii) employ its own counsel; and to (iv) retain control of the defense, at its own cost and expense, if the State deems necessary. Contractor will not, without the State's prior written consent (not to be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, or proceeding.

    Any litigation activity on behalf of the State, or any of its subdivisions under this Section, must be coordinated with the Department of Attorney General. An attorney designated to represent the State may not do so until approved by the Michigan Attorney General and appointed as a Special Assistant Attorney General.

    The State is constitutionally prohibited from indemnifying Contractor or any third parties.

29. **Infringement Remedies.** If, in either party's opinion, any piece of equipment, software, commodity, or service supplied by Contractor or its subcontractors, or its operation, use or reproduction, is likely to become the subject of a copyright, patent, trademark, or trade secret infringement claim, Contractor must, at its expense: (a) procure for the State the right to continue using the equipment, software, commodity, or service, or if this option is not reasonably available to Contractor, (b) replace or modify the same so that it becomes non-infringing; or (c) accept its return by the State with appropriate credits to the State against

Contractor's charges and reimburse the State for any losses or costs incurred as a consequence of the State ceasing its use and returning it.

30. **Limitation of Liability and Disclaimer of Damages. IN NO EVENT WILL THE STATE'S AGGREGATE LIABILITY TO CONTRACTOR UNDER THIS CONTRACT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR BY STATUTE OR OTHERWISE, FOR ANY CLAIM RELATED TO OR ARISING UNDER THIS CONTRACT, EXCEED THE MAXIMUM AMOUNT OF FEES PAYABLE UNDER THIS CONTRACT.** The State is not liable for consequential, incidental, indirect, or special damages, regardless of the nature of the action.

31. **Disclosure of Litigation, or Other Proceeding.** Contractor must notify the State within 14 calendar days of receiving notice of any litigation, investigation, arbitration, or other proceeding (collectively, "**Proceeding**") involving Contractor, a subcontractor, or an officer or director of Contractor or subcontractor, that arises during the term of the Contract, including: (a) a criminal Proceeding; (b) a parole or probation Proceeding; (c) a Proceeding under the Sarbanes-Oxley Act; (d) a civil Proceeding involving: (1) a claim that might reasonably be expected to adversely affect Contractor's viability or financial stability; or (2) a governmental or public entity's claim or written allegation of fraud; or (3) any complaint filed in a legal or administrative proceeding alleging the Contractor or its subcontractors discriminated against its employees, subcontractors, vendors, or suppliers during the term of this Contract; or (e) a Proceeding involving any license that Contractor is required to possess in order to perform under this Contract.

32. **Reserved.**

33. **State Data.**

    a. **Ownership**. The State's data ("**State Data**," which will be treated by Contractor as Confidential Information) includes: (a) the State's data, user data, and any other data collected, used, processed, stored, or generated as the result of the Contract Activities; (b) personally identifiable information ("**PII**") collected, used, processed, stored, or generated as the result of the Contract Activities, including, without limitation, any information that identifies an individual, such as an individual's social security number or other government-issued identification number, date of birth, address, telephone number, biometric data, mother's maiden name, email address, credit card information, or an individual's name in combination with any other of the elements here listed; and, (c) protected health information ("**PHI**") collected, used, processed, stored, or generated as the result of the Contract Activities, which is defined under the Health Insurance Portability and Accountability Act (HIPAA) and its related rules and regulations. State Data is and will remain the sole and exclusive property of the State and all right, title, and interest in the same is reserved by the State.

    b. **Contractor Use of State Data**. Contractor is provided a limited license to State Data for the sole and exclusive purpose of providing the Contract Activities, including a license to collect, process, store, generate, and display State Data only to the extent necessary in the provision

of the Contract Activities. Contractor must: (a) keep and maintain State Data in strict confidence, using such degree of care as is appropriate and consistent with its obligations as further described in this Contract and applicable law to avoid unauthorized access, use, disclosure, or loss; (b) use and disclose State Data solely and exclusively for the purpose of providing the Contract Activities, such use and disclosure being in accordance with this Contract, any applicable Statement of Work, and applicable law; (c) keep and maintain State Data in the continental United States and (d) not use, sell, rent, transfer, distribute, commercially exploit, or otherwise disclose or make available State Data for Contractor's own purposes or for the benefit of anyone other than the State without the State's prior written consent. Contractor's misuse of State Data may violate state or federal laws, including but not limited to MCL 752.795.

c. **Extraction of State Data**. Contractor must, within 10 business days of the State's request, provide the State, without charge and without any conditions or contingencies whatsoever (including but not limited to the payment of any fees due to Contractor), an extract of the State Data in the format reasonably requested by the State.

d. **Backup and Recovery of State Data**. Unless otherwise specified in a Statement of Work, Contractor is responsible for maintaining a backup of State Data and for an orderly and timely recovery of such data. Unless otherwise described in a Statement of Work, Contractor must maintain a contemporaneous backup of State Data that can be recovered within 2 hours at any point in time.

e. **Loss or Compromise of Data**. In the event of any act, error or omission, negligence, misconduct, or breach on the part of Contractor that compromises or is suspected to compromise the security, confidentiality, or integrity of State Data or the physical, technical, administrative, or organizational safeguards put in place by Contractor that relate to the protection of the security, confidentiality, or integrity of State Data, Contractor must, as applicable: (a) notify the State as soon as practicable but no later than 72 hours of becoming aware of such occurrence; (b) cooperate with the State in investigating the occurrence, including making available all relevant records, logs, files, data reporting, and other materials required to comply with applicable law or as otherwise required by the State; (c) in the case of PII or PHI, at the State's sole election, (i) with approval and assistance from the State, notify the affected individuals who comprise the PII or PHI as soon as practicable but no later than is required to comply with applicable law, or, in the absence of any legally required notification period, within 30 calendar days of the occurrence; or (ii) reimburse the State for any costs in notifying the affected individuals; (d) in the case of PII, provide third-party credit and identity monitoring services to each of the affected individuals who comprise the PII for the period required to comply with applicable law, or, in the absence of any legally required monitoring services, for no less than 12 months following the date of notification to such individuals; (e) perform or take any other actions required to comply with applicable law as a result of the occurrence; (f) pay for any costs associated with the occurrence, including but not limited to any costs incurred by the State in investigating and resolving the occurrence, including reasonable attorney's fees associated with such

investigation and resolution; (g) without limiting Contractor's obligations of indemnification as further described in this Contract, indemnify, defend, and hold harmless the State for any and all claims, including reasonable attorneys' fees, costs, and incidental expenses, which may be suffered by, accrued against, charged to, or recoverable from the State in connection with the occurrence; (h) be responsible for recreating lost State Data in the manner and on the schedule set by the State without charge to the State; and (i) provide to the State a detailed plan within 30 calendar days of the occurrence describing the measures Contractor will undertake to prevent a future occurrence. Notification to affected individuals, as described above, must comply with applicable law, be written in plain language, not be tangentially used for any solicitation purposes, and contain, at a minimum: name and contact information of Contractor's representative; a description of the nature of the loss; a list of the types of data involved; the known or approximate date of the loss; how such loss may affect the affected individual; what steps Contractor has taken to protect the affected individual; what steps the affected individual can take to protect himself or herself; contact information for major credit card reporting agencies; and, information regarding the credit and identity monitoring services to be provided by Contractor. The State will have the option to review and approve any notification sent to affected individuals prior to its delivery. Notification to any other party, including but not limited to public media outlets, must be reviewed and approved by the State in writing prior to its dissemination. The parties agree that any damages relating to a breach of this **Section 33** are to be considered direct damages and not consequential damages.

f. **State's Governance, Risk and Compliance (GRC) platform**. Contractor is required to assist the State with its security accreditation process through the development, completion and ongoing updating of a system security plan using the State's automated GRC platform and implement any required safeguards or remediate any security vulnerabilities as identified by the results of the security accreditation process.

g. **Third-Party Requests.** Contractor will immediately notify the State upon receipt of any third-party requests which in any way might reasonably require access to State Data. Contractor will notify the State Program Managers or their designees by the fastest means available and also in writing. Contractor must provide such notification within twenty-four (24) hours from Contractor's receipt of the request. Contractor will not respond to subpoenas, service of process, FOIA requests, and other legal requests related to the State without first notifying the State. Upon request by the State, Contractor must provide to the State, its proposed response to the third-party request with adequate time for the State to review, and, as it deems necessary, to revise the response, object, or take other action.

34. **Non-Disclosure of Confidential Information.** The parties acknowledge that each party may be exposed to or acquire communication or data of the other party that is confidential, privileged communication not intended to be disclosed to third parties.

a. **Meaning of Confidential Information**. For the purposes of this Contract, the term "**Confidential Information**" means all information and documentation of a party that: (a)

has been marked "confidential" or with words of similar meaning, at the time of disclosure by such party; (b) if disclosed orally or not marked "confidential" or with words of similar meaning, was subsequently summarized in writing by the disclosing party and marked "confidential" or with words of similar meaning; or, (c) should reasonably be recognized as confidential information of the disclosing party. The term "Confidential Information" does not include any information or documentation that was or is: (a) subject to disclosure under the Michigan Freedom of Information Act (FOIA); (b) already in the possession of the receiving party without an obligation of confidentiality; (c) developed independently by the receiving party, as demonstrated by the receiving party, without violating the disclosing party's proprietary rights; (d) obtained from a source other than the disclosing party without an obligation of confidentiality; or, (e) publicly available when received, or thereafter became publicly available (other than through any unauthorized disclosure by, through, or on behalf of, the receiving party). For purposes of this Contract, in all cases and for all matters, State Data is deemed to be Confidential Information.

b. **Obligation of Confidentiality**. The parties agree to hold all Confidential Information in strict confidence and not to copy, reproduce, sell, transfer, or otherwise dispose of, give or disclose such Confidential Information to third parties other than employees, agents, or subcontractors of a party who have a need to know in connection with this Contract or to use such Confidential Information for any purposes whatsoever other than the performance of this Contract. The parties agree to advise and require their respective employees, agents, and subcontractors of their obligations to keep all Confidential Information confidential. Disclosure to a subcontractor is permissible where: (a) use of a subcontractor is authorized under this Contract; (b) the disclosure is necessary or otherwise naturally occurs in connection with work that is within the subcontractor's responsibilities; and (c) Contractor obligates the subcontractor in a written contract to maintain the State's Confidential Information in confidence. At the State's request, any employee of Contractor or any subcontractor may be required to execute a separate agreement to be bound by the provisions of this Section.

c. **Cooperation to Prevent Disclosure of Confidential Information**. Each party must use its best efforts to assist the other party in identifying and preventing any unauthorized use or disclosure of any Confidential Information. Without limiting the foregoing, each party must advise the other party immediately in the event either party learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Contract and each party will cooperate with the other party in seeking injunctive or other equitable relief against any such person.

d. **Remedies for Breach of Obligation of Confidentiality**. Each party acknowledges that breach of its obligation of confidentiality may give rise to irreparable injury to the other party, which damage may be inadequately compensable in the form of monetary damages. Accordingly, a party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available, to include, in the case of the State, at the sole election of the State, the immediate

termination, without liability to the State, of this Contract or any Statement of Work corresponding to the breach or threatened breach.

e. **Surrender of Confidential Information upon Termination**. Upon termination of this Contract or a Statement of Work, in whole or in part, each party must, within 10 calendar days from the date of termination, return to the other party any and all Confidential Information received from the other party, or created or received by a party on behalf of the other party, which are in such party's possession, custody, or control; provided, however, that Contractor must return State Data to the State following the timeframe and procedure described further in this Contract. Should Contractor or the State determine that the return of any Confidential Information is not feasible, such party must destroy the Confidential Information and must certify the same in writing within 5 calendar days from the date of termination to the other party. However, the State's legal ability to destroy Contractor data may be restricted by its retention and disposal schedule, in which case Contractor's Confidential Information will be destroyed after the retention period expires.

35. **Reserved.**

36. **Reserved.**

37. **Reserved.**

38. **Records Maintenance, Inspection, Examination, and Audit.** Pursuant to MCL 18.1470, the State or its designee may audit Contractor to verify compliance with this Contract. Contractor must retain and provide to the State or its designee and the auditor general upon request, all records related to the Contract through the term of the Contract and for 4 years after the latter of termination, expiration, or final payment under this Contract or any extension ("**Audit Period**"). If an audit, litigation, or other action involving the records is initiated before the end of the Audit Period, Contractor must retain the records until all issues are resolved.

    Within 10 calendar days of providing notice, the State and its authorized representatives or designees have the right to enter and inspect Contractor's premises or any other places where Contract Activities are being performed, and examine, copy, and audit all records related to this Contract. Contractor must cooperate and provide reasonable assistance. If financial errors are revealed, the amount in error must be reflected as a credit or debit on subsequent invoices until the amount is paid or refunded. Any remaining balance at the end of the Contract must be paid or refunded within 45 calendar days.

    This Section applies to Contractor, any parent, affiliate, or subsidiary organization of Contractor, and any subcontractor that performs Contract Activities in connection with this Contract.

39. **Representations and Warranties.** Contractor represents and warrants: (a) Contractor is the owner or licensee of any Contract Activities that it licenses, sells, or develops and Contractor has the rights necessary to convey title, ownership rights, or licensed use; (b) all Contract Activities are delivered free from any security interest, lien, or encumbrance and will continue in that respect; (c) the Contract Activities will not infringe the patent, trademark, copyright, trade secret, or other proprietary rights of any third party; (d) Contractor must assign or otherwise

transfer to the State or its designee any manufacturer's warranty for the Contract Activities; (e) the Contract Activities are merchantable and fit for the specific purposes identified in the Contract; (f) the Contract signatory has the authority to enter into this Contract; (g) all information furnished by Contractor in connection with the Contract fairly and accurately represents Contractor's business, properties, finances, and operations as of the dates covered by the information, and Contractor will inform the State of any material adverse changes;(h) all information furnished and representations made in connection with the award of this Contract is true, accurate, and complete, and contains no false statements or omits any fact that would make the information misleading; and that (i) Contractor is neither currently engaged in nor will engage in the boycott of a person based in or doing business with a strategic partner as described in 22 USC 8601 to 8606. A breach of this Section is considered a material breach of this Contract, which entitles the State to terminate this Contract under Section 24, Termination for Cause.

40. **Conflicts and Ethics.** Contractor will uphold high ethical standards and is prohibited from: (a) holding or acquiring an interest that would conflict with this Contract; (b) doing anything that creates an appearance of impropriety with respect to the award or performance of the Contract; (c) attempting to influence or appearing to influence any State employee by the direct or indirect offer of anything of value; or (d) paying or agreeing to pay any person, other than employees and consultants working for Contractor, any consideration contingent upon the award of the Contract. Contractor must immediately notify the State of any violation or potential violation of these standards. This Section applies to Contractor, any parent, affiliate, or subsidiary organization of Contractor, and any subcontractor that performs Contract Activities in connection with this Contract.

41. **Compliance with Laws.** Contractor must comply with all federal, state and local laws, rules and regulations.

42. **Reserved.**

43. **State Printing.** All printing in Michigan must be performed by a business that meets *one* of the following: (a) have authorized use of the Allied Printing Trades Council union label in the locality in which the printing services will be performed; (b) have on file with the Michigan Secretary of State, a sworn statement indicating that employees producing the printing are receiving prevailing wages and are working under conditions prevalent in the locality in which the printing services will be performed; or (c) have a collective bargaining agreement in effect and the employees are represented by an operations that is not influenced or controlled by management.

44. **Nondiscrimination.** Under the Elliott-Larsen Civil Rights Act, 1976 PA 453, MCL 37.2101, *et seq*., the Persons with Disabilities Civil Rights Act, 1976 PA 220, MCL 37.1101, *et seq*., and Executive Directive 2019-09. Contractor and its subcontractors agree not to discriminate against an employee or applicant for employment with respect to hire, tenure, terms, conditions, or privileges of employment, or a matter directly or indirectly related to employment, because of race, color, religion, national origin, age, sex (as defined in Executive Directive 2019-09), height,

weight, marital status, partisan considerations, any mental or physical disability, or genetic information that is unrelated to the person's ability to perform the duties of a particular job or position. Breach of this covenant is a material breach of this Contract.

45. **Unfair Labor Practice.** Under MCL 423.324, the State may void this Contract if the name of the Contractor, or the name of a subcontractor, manufacturer, or supplier of the Contractor, subsequently appears on the Unfair Labor Practice register compiled under MCL 423.322.

46. **Governing Law.** This Contract is governed, construed, and enforced in accordance with Michigan law, excluding choice-of-law principles, and all claims relating to or arising out of this Contract are governed by Michigan law, excluding choice-of-law principles. Any dispute arising from this Contract must be resolved in the Michigan Court of Claims. Contractor waives any objections, such as lack of personal jurisdiction or *forum non conveniens*. Contractor must appoint an agent in Michigan to receive service of process.

47. **Non-Exclusivity.** Nothing contained in this Contract is intended nor is to be construed as creating any requirements contract with Contractor, nor does it provide Contractor with a right of first refusal for any future work. This Contract does not restrict the State or its agencies from acquiring similar, equal, or like Contract Activities from other sources.

48. **Force Majeure.** Neither party will be in breach of this Contract because of any failure arising from any disaster or acts of god that are beyond their control and without their fault or negligence. Each party will use commercially reasonable efforts to resume performance. Contractor will not be relieved of a breach or delay caused by its subcontractors. If immediate performance is necessary to ensure public health and safety, the State may immediately contract with a third party.

49. **Dispute Resolution.** The parties will endeavor to resolve any Contract dispute in accordance with this provision. The dispute will be referred to the parties' respective Contract Administrators or Program Managers. Such referral must include a description of the issues and all supporting documentation. The parties must submit the dispute to a senior executive if unable to resolve the dispute within 15 business days. The parties will continue performing while a dispute is being resolved, unless the dispute precludes performance. A dispute involving payment does not preclude performance.

    Litigation to resolve the dispute will not be instituted until after the dispute has been elevated to the parties' senior executive and either concludes that resolution is unlikely or fails to respond within 15 business days. The parties are not prohibited from instituting formal proceedings: (a) to avoid the expiration of statute of limitations period; (b) to preserve a superior position with respect to creditors; or (c) where a party makes a determination that a temporary restraining order or other injunctive relief is the only adequate remedy. This Section does not limit the State's right to terminate the Contract.

50. **Media Releases.** News releases (including promotional literature and commercial advertisements, but excluding any legally required governmental filings, pertaining to the

Contract or project to which it relates must not be made without the prior written approval of the State, and then only in accordance with the explicit written instructions of the State.

51. **Schedules**. All Schedules and Exhibits that are referenced herein and attached hereto are hereby incorporated by reference. The following Schedules are attached hereto and incorporated herein:

Document Title	Document Description
Schedule A[1]	Statewide Digital Imaging and Microfilm Services Statement of Work
Schedule A[1] – Exhibit 1	Authorizing Document
Schedule B[1]	Statewide Digital Imaging and Microfilm Services Pricing
Schedule A[2]	Digital Microfilm Scanner Full-Service Preventative Maintenance Agreement Statement of Work
Schedule B[2]	Digital Microfilm Scanner Full-Service Preventative Maintenance Agreement Pricing
Schedule C	Insurance Requirements
Schedule D	Data Security Requirements
Schedule D – Attachment 1	CJIS Addendum
Schedule E	Disaster Recovery Plan

52. **Entire Agreement and Order of Precedence.** This Contract, which includes Statement of Work, and schedules and exhibits, is the entire agreement of the parties related to the Contract Activities. This Contract supersedes and replaces all previous understandings and agreements between the parties for the Contract Activities. If there is a conflict between documents, the order of precedence is: (a) first, this Contract, excluding its schedules, exhibits, and Statement of Work; (b) second, Statement of Work as of the Effective Date; and (c) third, schedules expressly incorporated into this Contract as of the Effective Date. NO TERMS ON CONTRACTOR'S INVOICES, ORDERING DOCUMENTS, WEBSITE, BROWSE-WRAP, SHRINK-WRAP, CLICK-WRAP, CLICK-THROUGH OR OTHER NON-NEGOTIATED TERMS AND CONDITIONS PROVIDED WITH ANY OF THE CONTRACT ACTIVITIES, OR DOCUMENTATION HEREUNDER, EVEN IF ATTACHED TO THE STATE'S DELIVERY OR PURCHASE ORDER, WILL CONSTITUTE A PART OR AMENDMENT OF THIS CONTRACT OR IS BINDING ON THE STATE OR ANY AUTHORIZED USER FOR ANY PURPOSE. ALL SUCH OTHER TERMS AND CONDITIONS HAVE NO FORCE AND EFFECT AND ARE DEEMED REJECTED BY THE STATE AND THE AUTHORIZED USER, EVEN IF ACCESS TO OR USE OF THE CONTRACT ACTIVITIES REQUIRES AFFIRMATIVE ACCEPTANCE OF SUCH TERMS AND CONDITIONS.

53. **Severability.** If any part of this Contract is held invalid or unenforceable, by any court of competent jurisdiction, that part will be deemed deleted from this Contract and the severed part

will be replaced by agreed upon language that achieves the same or similar objectives. The remaining Contract will continue in full force and effect.

54. **Waiver.** Failure to enforce any provision of this Contract will not constitute a waiver.

55. **Survival.** Any right, obligation or condition that, by its express terms or nature and context is intended to survive, will survive the termination or expiration of this Contract; such rights, obligations, or conditions include, but are not limited to, those related to transition responsibilities; indemnification; disclaimer of damages and limitations of liability; State Data; non-disclosure of Confidential Information; representations and warranties; insurance and bankruptcy.

56. **Contract Modification.** This Contract may not be amended except by signed agreement between the parties (a "**Contract Change Notice**"). Notwithstanding the foregoing, no subsequent Statement of Work or Contract Change Notice executed after the Effective Date will be construed to amend this Contract unless it specifically states its intent to do so and cites the section or sections amended.

SCHEDULE A[1] - STATEMENT OF WORK

Contract No. 250000000654

Statewide Digital Imaging and Microfilm Services

BACKGROUND

The Department of Technology, Management and Budget (DTMB), Logistics and Operations Support (LOS), Records Management Services (RMS) will manage the creation, maintenance, preservation and disposition of the records of all State Agencies. RMS is also responsible for assisting local governments with their records management needs.

State Agencies and local governments may, under certain conditions, choose to convert recorded information to microfilm and/or digital image format. Request for microfilm or digital imaging conversion of State records originate within the individual offices of the various State Agencies. To ensure that all administrative, fiscal, legal, and historical needs of State Government are provided efficiently and cost-effectively, all requests must be submitted to DTMB RMS for approval. No microfilming or digital imaging is to be done by this Contractor without prior approval. Local government agencies that choose to utilize this Contract must do so under the same terms and conditions as State Agencies.

Many State Agencies and local governments that require microfilm and digital imaging do not have their own imaging capabilities, or they do not possess the resources to perform large backfile conversions. They rely, instead, upon another source to provide that service. Providing for the needs of State Agencies on a centralized basis involves a full range of microfilm and imaging services, including but not limited to the operation of microfilm cameras, processors, duplicators, paper scanners, microfilm/fiche scanners, CD-R/DVD drives, various digital media recording devices, and other equipment to convert recorded information to microfilm and/or digital images. Additionally, State Agencies and local governments may require the processing of digital images submitted to the state via fax, email or other electronic submission into a form and order acceptable to the state, including but not limited to insertion of file separator and document separator sheets, cloning documents, and indicating which sections of documents are to be used. Turnaround time for job production ranges from same day to several weeks, depending upon the individual job requirements.

SCOPE

The Contractor must provide microfilm, imaging, document preparation, record indexing, and storage services on an as-needed basis.

The State reserves the right to modify Contract items to meet the State of Michigan's future needs as well as the needs of local governments, other states or their political subdivisions.

1. Requirements

It is the responsibility of the Contractor to advise the requesting State Agency and RMS regarding the best method for obtaining the most favorable product. The Contractor must assist the requesting State Agency in identifying techniques that can be deployed to reduce the cost of conversion, including indexing and its associated costs.

The following is a preliminary analysis of the major tasks involved for developing the end product of this project. The Contractor is not constrained from supplementing these sections with additional steps, sub tasks, or elements deemed necessary to permit the economically feasible development of alternative approaches, or the application or proprietary analytical techniques or production methods.

1.1. General Requirements

All services performed under this Contract must be housed and staffed within the State of Michigan. The Contractor must build all necessary quality control mechanisms in the production process in order to ensure the desired result.

Prior to production, the Contractor must perform a sample test of 1,000 documents or 1 percent of the total job (whichever is less), unless the Agency and Contractor agree that an additional amount is warranted. This sample set must establish the quality parameters upon which all production for a particular job will be measured. Excessive testing may be considered a "billable" test at the discretion of the Program Manager; otherwise, all testing and job setup functions must be performed at no charge. The Agency is responsible for ensuring that the selected samples reflect a representative cross-section of the quality of documents found in the proposed job. Upon request, the Contractor must assist the Agency in the selection of source documents for the sample set. Copies must not be used as a basis for establishing quality parameters for production work, unless defined as such in the Authorizing Document.

1.2. Specific Standards

1.2.1. IT Policies, Standards and Procedures (PSP)

Contractors are advised that the State has methods, policies, standards, and procedures that have been developed over the years. Contractors are expected to provide proposals that conform to State IT policies and standards. All services and products provided as a result of this agreement must comply with all applicable State IT policies and standards. Contractor is required to review all applicable links provided below and state compliance for the publicly available PSPs in their response. Non-public PSPs are available under NDA.

Public IT Policies, Standards and Procedures (PSP):

DTMB - IT Policies, Standards & Procedures (michigan.gov)

1.2.2. Acceptable Use Policy

To the extent that Contractor has access to the State's computer system, Contractor must comply with the State's Acceptable Use Policy, see 1340.00.130.02 Acceptable Use of Information Technology (michigan.gov). All Contractor Personnel will be required, in writing, to agree to the State's Acceptable Use Policy before accessing the State's system. The State reserves the right to terminate Contractor's access to the State's system if a violation occurs.

1.3. Product Specifications

1.3.1. Imaging

The Contractor must provide the following:

1. Produce digital images from a variety of micrographics and paper in a variety of sizes and conditions.
2. Produce microfilm backup to digital images.
3. Perform preparation of documents to be scanned.
4. Perform indexing for digital images.
5. Provide pickup and delivery services. These must be free of charge in the following counties: Eaton, Genessee, Ingham, Jackson, Livingston, Macomb, Oakland, Washtenaw, and Wayne. Pick-up and delivery fees for other locations will be agreed upon between RMS, the Contractor, and the Agency in the Authorizing Document.
6. Perform custom programming functions related to document imaging or indexing as needed.
7. Perform Optical Character Recognition (OCR) image conversion to text as needed in straight text formats as well as PDF.
8. Label all media returned with State Agency identification and content identification.
9. At a minimum, support image conversion to TIFF, JPEG, PDF, and PDF/A formats.
10. Assist RMS in development of Authorizing Documents for projects.
11. Advise the State Agency and RMS regarding the best method for obtaining the most favorable image.
12. Provide on-site equipment, staff, and scanning services to an Agency on occasion as needed. Adjustments must be made through this Contract for these services to be provided on an as-needed/requested basis.
13. Advise the State Agency and RMS by identifying techniques that can be deployed to reduce indexing.

14. Produce images and import data structures compatible with, but not limited to, the following: FileNet P8 IBM Content Collector, FileNet Bulk Load Utility, IBM Datacap, and Content Manager DataPort.

1.3.2. Digital Imaging Specific Requirements

1. Digital images created under this Contract must meet the State Standards for capturing Digital Images from Paper or Microfilm unless otherwise specified in an Authorizing Document which implicitly states that the standards are not being met per the agreement of the Contractor, RMS, and the Agency.
2. All images must be provided by the Contractor right-side-up unless otherwise specified in the Authorizing Document.
3. Unless otherwise agreed to in an Authorizing Document, after records have been imaged, the Contractor must retain the source documents and data and all associated product images and data for a minimum of 30 days, but not to exceed six months, in an organized, safe, and secure manner until authorized to deliver back to Records Center, the Agency, or the State Archives for final disposition. During this time, the Contractor must maintain the same security and confidentiality measures over the records as described in the security portion of this Contract.
4. The Contractor will not retain any source materials or data, or any copies produced by the Contractor, in digital or micrographics form, for six months beyond the quality assurance period set out in the Authorizing Document unless otherwise specified in the Authorizing Document.
5. The Contractor will provide regional scanning operations if required by a State Agency for mail-order operations that are time-sensitive due to laws and regulatory requirements. Costs for such operations will be negotiated prior to production and included in the Authorizing Document as well as added to the price sheet for this contract. Costs may include initial start-up and training expenses.

1.3.3. Microfilm

The Contractor must provide the following:

1. Produce micrographics from digital images and a variety of paper sizes and conditions. This includes:
    a. 16mm roll (unless otherwise specified in an Authorizing Document, all 16mm roll film must contain single-level blips)
    b. 16mm jacket
    c. 35mm roll
    d. 35mm aperture card

e. 105 step and repeat

2. Process 16mm and 35mm roll film created by a State Agency.
3. Produce silver and diazo duplication of 16mm roll, 16mm jacket, 35 mm roll, 35 mm aperture card, and 105 microforms.
4. Perform preparation of documents to be filmed.
5. Perform indexing of micrographic images.
6. Provide pickup and delivery services. These must be free of charge in the following counties: Eaton, Genessee, Ingham, Jackson, Livingston, Macomb, Oakland, Washtenaw, and Wayne. Pick-up and delivery fees for other locations will be agreed upon between RMS, the Contractor, and the Agency in the Authorizing Document.
7. Perform custom programming functions related to indexing of filmed images as needed.
8. Label all media returned with State Agency identification and content identification.
9. Perform inspection, splicing, repair, and restoration of various microforms.
10. Assist RMS in development of Authorizing Documents for projects.
11. Advise the State Agency and RMS regarding the best method for obtaining the most favorable image.
12. Advise the State Agency and RMS by identifying techniques that can be deployed to reduce indexing.

1.3.4. Microfilm Specific Requirements

1. Microfilm created under this Contract must meet the State Standards for Capturing Microfilm from Paper or the State Standards for Capturing of Microfilm from Digital Image unless otherwise specified in an Authorizing Document which implicitly states that the standards are not being met per the agreement of the Contractor, RMS, and the Agency.
2. The State reserves the right to periodically verify the nonaffiliated test laboratory results by submitting selected and testable original Contractor film to a testing laboratory of its own choosing. The State will pay for this additional laboratory testing conducted at its request.
3. The Contractor must inspect the microfilm for fogged, blurred, scratched, or overlapped images, faulty splicing, and for any other defects in its finished product. Improperly filmed records must be re-filmed with no more than three retakes permitted per roll and with no more than one splice per roll. Any splice must be placed at the end of the roll with a proper notation on the container label.
4. The original and diazo film produced by the Contractor is subject to selection for testing by RMS for adherence to applicable standards and quality requirements.

5. Finished silver roll film must be returned to the State in plastic containers. Diazo duplications of roll film must be returned in cardboard containers. Silver duplicates must be returned in acid-free cardboard container. Microfiche must be packaged in acid-free envelopes. Originals and diazo copies must not be joined together in the same envelope or wrapped together in same package.

6. The Contractor must fill out a quality control sheet for each roll processed indicating the resolution, density, D-min, and D-max of that roll. The cost for charting for film produced by the Contractor must be included in the filming and/or processing cost.

7. The Contractor must perform weekly (or as necessary for current production volumes) testing of processed silver negatives to verify that they meet the Michigan Standards for Capturing Microfilm from Paper and the Michigan Standards for Capturing Microfilm from Digital Images. The vendor must retain certification test results and provide them upon request to the State. The Contractor must maintain sufficient information to identify all rolls of film run on a particular batch to be able to contact the Agency should a batch fail testing.

8. Failure to consistently perform testing, or failure to consistently meet the requirements, may result in cancellation of the Contract.

9. The Contractor will perform Methylene Blue Testing in-house with Graphic Sciences Lab Manager oversite. Contractor will ensure staff member(s) performing the test will be different than the staff member(s) producing the film.

10. Unless otherwise agreed to in an Authorizing Document, after records have been microfilmed, the Contractor must retain source documents and data and all associated product data for a minimum of 30 days, but not to exceed six months, in an organized, safe, and secure manner until authorized to deliver back to Records Center, the Agency, or the State Archives for final disposition. During this time the Contractor must maintain the same security and confidentiality measures over the records as described in the security portion of this Contract.

11. The Contractor will not retain any source materials or data, or any copies produced by the Contractor, in digital or micrographics form, for six months beyond the quality assurance period set out in the Authorizing Document unless otherwise specified in the Authorizing Document.

1.3.5. Job Setup

1. The Agency, Contractor, and Program Manager must agree and sign an Authorizing Document for each job/application prior to any production being performed.

2. The Contractor must assist RMS in the development of Authorizing Documents based on a template provided by the Program Manager. The Authorizing Document must contain all information necessary to identify all billable tasks and other information necessary to

obtain the desired output. The Authorizing Document must include, but must not be limited to, the following:

a. State Agency Information (including billing/budget codes)
b. Contact information
c. Purpose of the project
d. Scope and objective of the project
e. Record collections in the project, including retention series
f. Pickup and delivery schedule, including business day turnaround per number of units
g. Sample for test methods and results (including quality attributes)
h. Document preparation specifications
i. Document scanning and/or filming specifications
j. Indexing specifications
k. Product finishing and labeling specifications
l. Quality control specifications
m. Quantitative cost estimate and line-item detail
n. Any other information deemed relevant to the project

3. RMS will retain the final signed and approved Authorizing Document. Any changes to the Authorizing Document after production begins, including a scope change, must be agreed upon by the Agency, Contractor, and RMS in a written Change Notice and filed with the Authorizing Document.

   a. Unless otherwise specified in the Authorizing Document, the contractor must monitor the cost of the project during production. If at the quarter mark of a project, or following a single full financial quarter for ongoing projects, projected time and/or costs are expected to exceed 20 percent of the original estimate without any change to the scope as defined in the Authorizing Document, the Agency, Contractor, and RMS must agree to the overage in a written Change Notice. Failure to notify the Agency and RMS of this anticipated overage may result in penalties.

1.3.6. Work Submission Process Requirements

1. The Agency must submit requests for service to RMS or the Contractor via phone or email.
2. The Agency, Contractor, and RMS must jointly develop a strategy to produce the desired product and/or recommend alternatives.

3. The Contractor must provide test samples of desired product including cost and time estimates.
4. RMS must create an Authorizing Document for review and approval by the Agency and the Contractor.
5. The Agency, Contractor, and RMS must sign the Authorizing Document.
6. The Agency must submit a completed job order form with the source document materials to the Contractor. The Contractor must convert the form and materials. At minimum, the job order must contain the following information:
    a. Department
    b. Division
    c. Address
    d. Authorizing Document number
    e. Contact person and phone number
    f. Disposition of source documents
    g. Description of materials received by the Contractor, including type and number of units, and pickup date
7. The Contractor must ensure that all necessary information is contained on the Job Order prior to pick-up.
8. The Contractor must coordinate the pickup and delivery of materials and products in accordance with the Authorizing Document.

1.3.7. Data Entry and Security Requirements

1. Providing microfilm and digital image capture services may require the Contractor to provide data entry services to support existing systems. The data entered must be formatted to be easily imported into the Agency system. Sorting and formatting of specific fields may be required for some applications.
2. All data entry must be verified with a guaranteed accuracy rate greater than 99.5 percent or as otherwise specified in an Authorizing Document. The Contractor must maintain standard operating procedures that enables it to meet this accuracy requirement.
3. Imaging application projects may require the ability to transmit data and images via Virtual Private Network (VPN), private switched circuit, encrypted email attachment, State File Transfer Service, or any other state-approved communication technology. The Contractor must have the ability and technical expertise to facilitate the establishment and management of these transmission mechanisms. If a delivery method requires the

Contractor to zip files for delivery and the State would incur additional cost should the delivery not be in a zip file, the Contractor will be responsible for the additional cost.

4. All State costs associated with creation and management of transmission mechanisms will be incurred by the State. Costs associated with the Contractor's equipment or resources necessary to make the proper connections will be incurred by the Contractor.

1.3.8. Barcode Recognition Requirements

The Contractor must be able to utilize various barcode formats including but not limited to two-dimensional barcodes for indexing of scanned documents.

1.3.9. Import Utilities Requirements

The Contractor must have image capture software and the technical expertise to produce import files for software products common to the document imaging industry. Specifically, the Contractor must have the capability, knowledge and applicable expertise to provide file structures to support the following applications: FileNet IBM Content Collector, FileNet Bulk Utility, Microsoft Access, Microsoft Excel, IBM Datacap, Content Manager DataPort, and delimited text files.

1.4. Quality Assurance Program

The Contractor has steps put in place to detect and correct any errors in the production process. In the event that any of the selected images are considered unacceptable, they will be rescanned. In many cases 100% of the images are viewed during the indexing phase of the production process because of the manner in which they are indexed. We consider quality control to be a normal and expected part of each step of the production process. In addition to the quality control steps built into each production step we also perform a Quality Assurance examination of each completed job prior to the delivery of the job.

The Quality Assurance examination process is built on the principles provided in ANSI/ASQC Z1.4-1993, formerly known as Mil Standard 105. This standard is used to examine defined attributes within a known batch quantity. While quality control steps are used to detect and correct substandard elements of the process, Quality Assurance is designed to detect any errors in the completed work as a whole. While failures detected by quality control processes can be corrected, failures in the QA process dictate that the entire failed batch must be completely reworked. The combination of quality control steps built into each production step and the application of the QA examination massively reduce the chances that jobs are delivered improperly or with significant errors.

2. Service Requirements

2.1. Delivery

The Contractor must provide its own courier service. This service must not be contracted to a third party without written consent of the State. Specific jobs must be picked up and returned to the State Records Center located at 3400 N Grand River Ave, Lansing, Michigan, or directly from the

Agency location. Pickup direct from the Agency is the preferred method. There must be no charge for pickup and delivery from Agencies located in the following counties: Eaton, Genessee, Ingham, Jackson, Livingston, Macomb, Oakland, Washtenaw, and Wayne. Pick-up and delivery fees for other locations will be agreed upon between RMS, the Contractor, and the Agency in the Authorizing Document.

The Contractor must schedule daily pickup and delivery services at the State Records Center. Various Agencies also require daily pickup and delivery services, including at federal Post Offices.

2.2. Reporting

The Contractor must create and provide weekly production reports via email in Excel spreadsheet format which must contain, but may not be limited to: pickup date, Authorizing Document number, job number, customer, number of units, completion date, delivery date, box return date, return date, and return location. The job number and relevant information must remain on the report until six months after all source documents, products, and by-products have been returned to the State.

The Contractor must submit written monthly summaries of progress which outline items such as pending Authorizing Documents; status of current jobs in production; accomplishments; and problems, real or anticipated, which must be brought to the attention of RMS. The Contractor must notify RMS of any significant deviation from previously agreed-upon work plans, as well as the affected Agency.

The Contractor may be required to produce other regular report for specific jobs per the Authorizing Document.

2.3. Meetings

The Contractor must attend the following meetings:

- Kick-off meeting within 30 calendar days of the Effective Date of the Contract.
- Monthly update meeting with RMS.

The State may request other meetings, as it deems appropriate.

3. Staffing

3.1. Contractor Representative

The Contractor must appoint one Project Manager specifically assigned to State of Michigan accounts, who will respond to State inquiries regarding the Contract Activities, answer questions related to ordering and delivery, etc. (the “Contractor Representative”).

The Contractor must notify the Contract Administrator at least (30) calendar days before removing or assigning a new Contractor Representative.

Contractor Representative Contact Information:

Jillian Saxon
Account Manager, Graphic Sciences, Inc.

JillianS@gsiinc.com
248-549-6600

3.2. Key Personnel

The Contractor must appoint one (1) Project Manager and one (1) Assistant Project Manager who will be directly responsible for the day-to-day operations of the Contract ("Key Personnel"). Key Personnel must be specifically assigned to the State account, be knowledgeable on the contractual requirements, and respond to State inquiries within 48 hours.

Contractor's Key Personnel must be available during the hours of 8:00 am to 5:00 pm EST Monday through Friday.

The Contractor may not remove or assign Key Personnel without the prior consent of the State. Prior consent is not required for reassignment for reasons beyond the Contractor's control, including illness, disability, death, leave of absence, personal emergency circumstances, resignation, or termination for cause. The State may request a résumé and conduct an interview before approving a change. The State may require a 30-calendar day training period for replacement personnel.

Contractor Key Personnel:

1. Neil Campbell
   General Manager, Graphic Sciences, Inc.
   ncampbell@intellinetics.com
   248-549-6600
2. Jillian Saxon
   Account Manager, Graphic Sciences, Inc.
   JillianS@gsiinc.com
   248-549-6600
3. Cedric Harper
   Project Manager, Graphic Sciences, Inc.
   CedricH@gsiinc.com
4. Daniel Busick
   Assistant Project Manager, Graphic Sciences, Inc.
   DanielB@gsiinc.com
5. Rob Schneider
   Micrographics Lab, Manager, Graphic Sciences, Inc.
   RobS@gsiinc.com
6. John Ware Sr.
   Micrographics Department Manager, Graphic Sciences, Inc.
   JohnW@gsiinc.com

3.3. Customer Service Telephone Number

The Contractor must specify its telephone number for the State to make contact with the Contractor Representative who must be available for calls during the hours of 8:00 am to 5:00 pm EST Monday through Friday.

Customer Service Telephone Number:

249-549-6600 or 800-397-6620

3.4. Work Hours

The Contractor must provide Contract Activities during the State's normal working hours Monday – Friday, 8:00 a.m. to 5:00 p.m. EST.

3.5. Disclosure of Subcontractors

The Contractor will not be utilizing subcontractors.

3.6. Security

The Contractor will be subject the following security procedures:

1. No records or information may be transferred outside the State of Michigan.
2. No external sources may have access to records or information.
3. The location of all record and information storage must be provided to the State.
4. Records and information must be protected from damage or exposure during storage and transit.
5. Vendor staff requiring unescorted access to confidential or restricted records must first pass security requirements for that record collection, including but not limited to background checks (including fingerprinting) and training courses.
6. Any staff regularly entering state buildings (analysts and drivers) will need state-issued ID badges.

Records and information are essential to the operation of State government and must be protected from vandalism, theft, unauthorized duplication, loss, damage, or destruction while in the possession of the Contractor. Records to be imaged or microfilmed may contain confidential information that is prohibited by statue from disclosure. Under no circumstances, unless specifically approved in a current Authorizing Document, must any records or information, regardless of format, content, or structure, be transferred outside the State of Michigan. Information and data gathered in the course of work performed under this contract may not be submitted to artificial intelligence large language models. Furthermore, the Contractor must not allow any external sources, including offshore or out-of-State staff, subcontractors, or consultants, regardless of physical location or employment status, to gain access to State records, microfilm, digital images, indexes, or other information generated as a result of this Contract without the

specific written consent of the Agency and the Program Manager. The location of all storage (physical and digital), processing, production, server room, backup facilities, etc., used to fulfill this Contract must be provided to the State.

The Contractor must provide safe handling, confidentiality, and security over all paper records, microfilm, digital images, indexes, and/or other digital information generated as a result of this Contract while in the Contractor's possession, including providing periodic backups of production work. This covers the period of time from when the microfilm or source documents leave the State office of origin until such time as the finished product is returned back to the designated Agency. This also includes the time during which the paper or microfilm records are being held after they have been converted, until they are destroyed or returned back to the State. The Contractor is held fully liable in the event of loss, damage, theft, or destruction of any paper records or information contained on the microfilm or digital images, while in the Contractor's possession. Any cost incurred by the State, including the cost to recreate or recover lost, damaged, or destroyed records, is the responsibility of the Contractor.

All external media used to transfer or store State records must be encrypted to the current State standards as published by the Department of Technology, Management and Budget. The Contractor must maintain appropriate documentation and/or standard operating procedures in regard to all aspects of security measures outlined in this section throughout the term of this Contract and must provide a copy of all such documents to the Program Manager upon request.

The Contractor is subject to announced and unannounced security audits and site inspections after the start date of this Contract.

The Contract must enable records in the Contractor's possession to be retrieved by the Agency.

Upon request for a record to be retrieved, the Contractor must deliver the requested record(s) to the Agency from which they originated by the following workday, or the Contractor must allow a designated representative of the requesting Agency to come to the Contractor's facility and retrieve the record(s) within two hours of being notified unless otherwise specified in the Authorizing Document.

The Contractor must release the requested records only to an authorized representative of the requesting Agency. The Contractor must require positive identification, such as a driver's license, State identification, or a pre-determined identification code of the person receiving the record(s) before the record(s) are released. Under no circumstances is the Contractor to release any records or information to any person other than those authorized by the Agency.

3.6.1. Physical Security

All records must be protected from damage or exposure from the elements during storage and transit. Vehicles used for transportation of source materials or final productions must be maintained in good working condition and must remain locked at all times while transporting State materials. Transportation vehicles must not be used for storage purposes, temporary or otherwise.

At the end of a pickup or delivery, all State source or production materials must be maintained within the Contractor's secured building.

When records are in the possession of the Contractor, and not in actual production, they must be maintained in a secure room that is separate from the production area. The Contractor must permit random unannounced visits by RMS to monitor security measures in place.

All processing and storage areas for State records must have two locked doors at all entry points accessible only to authorized staff via key, access badge, keypad, or other security measure. All buildings being used for processing or storage of State records must have a security system that is armed when staff is not present.

The Contractor must maintain a written response plan to a physical security breach, which must be reviewed annually.

3.6.2. Retention of Backups

The Contractor must create and maintain backup data for all production materials for no less than 30 days and no longer than 60 days after delivery of the final product, unless otherwise specified in the Authorizing Document. Backups must be created and maintained in a way that ensures full restoration can be achieved on any job order during the full length of time the Agency is allowed for quality inspection purposes. The Agency is allowed 30 days for quality inspection purposes unless otherwise specified in the Authorizing Document.

If the Contractor utilizes a third party for backup storage and protection, all backup sources containing State-owned data must be stored and maintained in Michigan and must be encrypted. Otherwise, proper physical security measures must be employed as described in the Physical Security Section of this Contract.

The Contractor must maintain a written response plan to an electronic security breach, which must be reviewed annually.

3.7. Access to Tax Information

The Contractor must comply with the requirements of *IRS Publication 1075* (including *Exhibit 7 Safeguarding Contract Language*) and *Michigan Department of Treasury Safeguard Requirements of Confidential Tax Data*.

4. Project Plan

The Contractor will carry out this project under the direction and control of the Program Manager. Within 30 calendar days of the Effective Date, the Contractor will submit a project plan to the Program Manager for final approval. The plan must include: (a) the Contractor's organizational chart with names and title of personnel assigned to the project, which must align with the staffing stated in accepted proposals; and (b) the project breakdown showing sub-projects, tasks, and resources required.

The Contractor must create and provide uniquely numbered job order forms approved by RMS. The job order forms must be four-part Non-Carbon Reproduction (NCR forms) containing information on the Department, Division, address, Authorizing Document number, contact person and phone number, disposition of source documents, description of materials received by the contractor, including type of number of units, and pickup date.

5. Pricing

5.1. Price Term

Pricing is firm for the initial five-year contract period ("Pricing Period"). The first pricing period begins on the Effective Date. Adjustments may be requested in writing by either party and will take effect no earlier than the next Pricing Period. Pricing will be reviewed on an annual basis after the initial Pricing Period.

5.2. Price Changes

Adjustments will be based on changes in actual Contractor costs. Any request must be supported by written evidence documenting the change in costs. The State may consider sources, such as the Consumer Price Index; Producer Price Index; other pricing indices as needed; economic and industry data; manufacturer or supplier letters noting the increase in pricing; and any other data the State deems relevant.

Following the presentation of supporting documentation, both parties will have 30 days to review the information and prepare a written response. If the review reveals no need for modifications, pricing will remain unchanged unless mutually agreed to by the parties. If the review reveals that changes are needed, both parties will negotiate such changes, for no longer than 30 days, unless extended by mutual agreement.

The Contractor remains responsible for Contract Activities at the current price for all orders received before the mutual execution of a Change Notice indicating the start date of the new Pricing Period.

6. Ordering

6.1. Delivery Order

The appropriate document for placing orders on this Contract will be a Delivery Order (DO) referencing this Master Agreement (MA).

6.2. Order Verification

The Contractor must have internal controls, approved by DTMB-Procurement, to verify abnormal orders and to ensure that only authorized individuals place orders.

7. Delivery

7.1. Delivery Programs

Any use of a third-party delivery service must be agreed upon by the Agency, RMS, and the Contractor, and may only be used when the delivery must take place outside of the standard Lansing and Southeast Michigan areas. Any such deliveries must allow for real-time tracking and require a signature. Appropriate security measures must be documented in the Authorizing Document and followed.

8. Acceptance

8.1. Acceptance, Inspection and Testing

Unless otherwise specified by an Agency and identified in the Authorized Ordering Document, the Contractor must inspect a minimum of 10 percent, by random sample, of each batch for image alignment, readability, contrast, overlapped images, data entry accuracy, and other defects in the finished product. Quality must be guaranteed with an accuracy rate greater than 99.5 percent or as otherwise specified in the Authorizing Document. Failure to meet the accuracy rates specified, or quality expectations defined in the Authorizing Document, must result in a complete re-processing of the batch at no additional cost to the State. A batch must be defined as a specific pickup. If a pickup is exceptionally large, for the purposes of inspection, the job must be broken into smaller, more manageable batches as defined in the Authorizing Document.

Failure to maintain consistent quality microfilm will result in cancellation of the Contract. The Program Manager retains final authority to determine whether or not the images are acceptable and if the records need to be re-filmed. The Contractor must complete the re-filming or other corrective action within 10 business days after being notified that re-filming is necessary, unless additional time is deemed warranted by RMS. The 30-days review period must start over at the re-delivery of the corrected project.

The Agency will notify the Contractor within 30 days if the microfilm product does not meet acceptable quality levels. If disapproved due to Contractor error, the Contractor must re-film or otherwise perform appropriate corrective action at no additional cost to the State.

The Agency will notify the Contractor within 30 days if the digital imaging product does not meet acceptable quality levels. If disapproved due to Contractor error, the Contractor must re-scan the entire batch or otherwise perform appropriate corrective action at no additional cost to the State.

8.2. Final Acceptance

RMS retains the final authority to determine whether or not the images are acceptable and if the records need to be re-scanned. The Contractor must complete the re-scanning or other corrective action within 10 business days after being notified that re-imaging is necessary, unless additional time is deemed warranted by RMS. The 30-day review period must start over at the re-delivery of the corrected product.

9. Invoice and Payment

9.1. Invoice Requirements

All invoices submitted to the State must include: (a) date; (b) purchase order; (c) quantity; (d) description of the Contract Activities; (e) unit price; (f) shipping cost (if any); and (g) total price. Overtime, holiday pay, and travel expenses will not be paid.

9.2. Payment Methods

The State will make payment for Contract Activities via Electronic Funds Transfer (EFT).

9.3. Procedure

Deliverables are billed by the unit (scanned images, microfilm rolls, etc.); services such as data entry, document preparation and document processing may be billed by the hour. The payment model should be fixed per-unit cost for deliverables and fixed per-hour cost for services.

10. Secondary Production Site

The Contractor must maintain a second production site for any primary daily production work that meets critical business needs, which will be identified by the State. The facility must be located a reasonable distance away from the primary facility so as to minimize the impact of weather or infrastructure-related interruptions in service.

Contractor Secondary Production Site Location:

Sterling Heights, Michigan

11. Northern Michigan Production Site

The Contractor must maintain a production site in or near Traverse City, Michigan, to process incoming mail (inbound to Traverse City post office) for critical business needs. This production site must remain operational so long as the customer project continues.

Contractor Northern Michigan Production Site Location:

Traverse City, Michigan

12. Additional Requirements

12.1. Environmental and Energy Efficient Products

The Contractor must identify any energy-efficient, bio-based, or otherwise environmentally friendly products used in the products. Contractor must include any relevant third-party certification, including the verification of a United States Department of Agriculture-certified bio-based product label.

12.2. Hazardous Chemical Identification

In accordance with the federal Emergency Planning and Community Right-to-Know Act, 42 USC 11001, et seq., as amended, the Contractor must provide a Material Safety Data Sheet listing any hazardous chemicals as defined in 40 CFR §370.2, to be delivered. Each hazardous chemical must be properly identified, including any applicable identification number, such as a National Stock Number or Special Item Number.

12.3. Mercury Content

Pursuant to MCL 18.1261d, mercury-free products must be procured when possible. The Contractor must explain if it intends to provide products containing mercury, the amount or concentration of mercury, and whether cost competitive alternatives exist. If a cost competitive alternative does exist, the Contractor must provide justification as to why the particular product is essential. All products containing mercury must be labeled as containing mercury.

12.4. Brominated Flame Retardants

The State prefers to purchase products that do not contain brominated flame retardants (BFRs) whenever possible. The Contractor must disclose whether the products contain BFRs. Contractor must describe how products that meet these requirements are identified or otherwise labelled.

12.5. Standards and Public Acts

The Contractor may be subject to complying with one or more of the following relevant standards and public acts including but not limited to:

a. State of Michigan Standards for Capturing Digital Images from Paper or Microfilm

b. State of Michigan Standards for Capturing Microfilm from Paper

c. State of Michigan Standards for Capturing Microfilm from Digital Images

d. Social Security Number Privacy Act, PA 454 of 2004

e. State of Michigan Administrative Guide to State Government 1340.00 Information Technology Information Security

f. National Institute of Standards & Technology Security and Privacy Controls for Information Systems and Organizations NIST 800-53

g. National Institute of Standards & Technology Guide to Protecting the Confidentiality of Personally Identifiable Information (PII) NIST 800-122

h. IRS Publication 1075 Tax Information Security Guidelines for Federal, State, and Local Agencies

i. Criminal Justice Information Services Security Policy CJIS v5.9.5

j. Payment Card Industry Data Security Standard v4

k. HIPAA Security Rule

l. CMS Information System Security & Privacy Policy v3.3

The Contractor must understand and assist Agencies in complying with the following:

e. State of Michigan Best Practices for Reproducing Public Records

f. State of Michigan Best Practices for Capturing Digital Images from Paper or Microfilm

g. State of Michigan Best Practices for Capturing Microfilm from Paper

h. State of Michigan Best Practices for Capturing Microfilm from Digital Images

The Contractor must conform to standards as adopted by the American National Standards Institute (ANSI), the Association for Information and Image Management (AIIM), and the International Standards Organization (ISO).

12.6. Perfluoroalkyl and Polyfluoroalkyl Substances (PFAS)

The Contractor must confirm that the provided products do not intentionally contain PFAS. This consists of all components of the provided products, including product packaging.

13. Service-Level Agreement (SLA)

1. The Contractor will be held accountable to meet the requirements and the service level requirements established in this Contract.

Service Level Agreements for this Contract will be as follows:

SLA Metric 1. Schedule Adherence	
Definition and Purpose	The Contractor must ensure that each job is delivered on time or according to the specifications or any other factor necessary to meet the business requirements defined in the Authorizing Document.
Acceptable Standard	1) As defined in the individual Authorizing Document. 2) Extenuating circumstances must be communicated by the Contractor to the Program Manager prior to the scheduled final delivery of a product. The acceptable standard is 100% compliance.
Credit Due for Failing to Meet the Service Level Agreements	1) 1% of the total job cost may be assessed for each day that a job is delivered late or that the source material is returned late according to the timelines defined in the Authorizing Document. 2) 10% of the total job cost may be assessed for any invoices submitted more than thirty (30) business days later than final delivery of a product. 3) The State may leverage additional credits that may be defined in the individual Authorizing Document.

SCHEDULE A[1] – EXHIBIT 1 – AUTHORIZING DOCUMENT

Authorizing Document for Conversion Services Paper to Microfilm and Paper to Digital Images

(see following pages)

Authorizing Document
for
Conversion Services
Paper to microfilm
Prepared For:
Department of Technology, Management & Budget
Records Management Services
Records Retention and Disposal Schedules
January 1, 2025
MI-000
Version 1.0

DEPT	ACTG TEMPLATE	UNIT	LOC	OJB	DOBJ	PROG	PHASE	PROGP
123	123MBRECCNTRSUPPRT	1234						

APPN	FUND	SFUND	ACTV	FUNC	TASK	TASKO	BSA	BFY
12345	1234			12345				

Conversion services can begin following the signing of this document by all involved parties in compliance with the procedures outlined in this Authorizing Document in accordance with State of Michigan Contract 171 180000000749.

Name/Title/Role	Signature	Date
Susan Thompson Imaging Is Us 123 Michigan Ave Lansing MI 48933 sthompsonfake@iiu.com		
Jessie Weston DTMB Records Management Services Imaging Services Manager Contract Program Manager westonj2@michigan.gov		
Jane Smith DTMB Records Management Services Senior Records Analyst Business Owner smithjfake@michigan.gov		
John Jones DTMB Records Management Services Departmental Manager Financial Approver jonesjfake@michigan.gov		

AUTHORIZING DOCUMENT

I. General

A. Purpose

The purpose of this Authorizing Document is to establish the parameters of the work to be performed and the responsibilities of the parties involved in this conversion. The parties involved in this conversion are the Department of Technology, Management & Budget Records Management Services (AGENCY) and Imaging Is Us (IIU) as the services provider. Should the AGENCY elect to proceed with this work, this Authorizing Document will be used to direct the efforts of the AGENCY and of the service provider (IIU). Commitment to service is established by the submission of a Source Document Job Order form with the documents to be scanned.

B. Scope/objective

This Authorizing Document is not to be interpreted as a commitment to perform any set or fixed amount of work.

The objective of this work effort is to convert a collection of paper retention and disposal schedules to digital images. The collection is contained in two 36-inch five-drawer file cabinets and was created between 1965 and 2005. The resulting images will be stored in the electronic document management system known as Content Manager.

While this agreement was created for this initial work effort, the AGENCY may elect to use it for future conversion work in the future.

C. Record Series: DTMB RMS 38545

Retention and Disposal Schedules – State and Local Government

These records document the legal retention period for all public records. They identify the department, office, record series number, a description of the record, retention periods, and disposition method.

RETAIN UNTIL: Date approved
PLUS: 50 years
THEN: Transfer to Archives of Michigan

D. Contact Information

1. The AGENCY has elected Jane Smith at 517-555-1234, smithjfake@michigan.gov as Project Manager for this project. The financial contact for this work effort is Mary Robinson at 517-555-5678, robinsonmfake@michigan.gov.

2. IIU has elected Robert Johnson at 800-555-9876 as Project Manager and point of contact.

3. DTMB Records Management Services is the program manager for this contract and can be reached at 517-335-9132.

E. Pickup Schedule

1. Following AGENCY approval and acceptance of this agreement, production conversion will begin when the AGENCY contacts IIU for pickup of material.

2. Unless otherwise specified in Section XII, the AGENCY will pack any material that requires scanning into shipping boxes and will contact IIU when ready for pickup.

3. IIU will pick up documents from the State Records Center, 3400 N Grand River Ave, Lansing, on a one-time basis.

4. Each pickup will be assigned a production work order number. A copy of the work order will be left with the agency at the time of material pickup. The AGENCY is responsible for completing the top portion of each job order form. The information that must be completed by the AGENCY is as follows: Department, Division, Authorizing Document Number, Address, Contact Name, Contact Phone Number, and description of job, including number and type of units (boxes, rolls, drawers, etc.). IIU will not pick up jobs with incomplete job order forms.

II. **Test Sample** (to be completed prior to the completion of this document)

The purpose of the test is to establish the settings necessary to obtain the optimum image in a collection of documents.

A. Selection of Test Documents

1. The AGENCY shall be responsible for selecting a diverse sampling of documents from the collection of records to be processed.

2. The selection of documents shall be no more than 1000 documents or 1% of the entire collection (whichever is less) unless it is determined and agreed upon by both parties that a larger sample is necessary.

3. IIU shall assist the AGENCY in the selection of sample documents if requested.

B. Performance of Test

1. IIU shall perform and deliver free of charge as many test samples as reasonably necessary to obtain the optimum settings. Unnecessary tests requested by the agency may be subject to charge as determined by the DTMB RMS Program Manager.

2. IIU shall re-test the collection if new or different equipment is used in mid-production. The re-test shall be compared to the original test. If the quality of the re-test cannot meet or exceed the quality of the original test, IIU shall stop all

production and notify the AGENCY and DTMB RMS Program Manager for further instruction.

C. Review and Documentation of Test

1. The AGENCY shall review and approve a test prior to the start of production. The approval of a test is documented by the signing of this Authorizing Document.

2. The AGENCY shall be responsible for maintaining any documents used in the test sample as well as any documentation (including any test images) created in the testing process as evidence of this conversion unless prohibited by law or its Records Retention and Disposal Schedule.

3. If test materials are delivered to the Records Center for loading into the electronic document management system known as Content Manager, materials will be loaded into the production environment and, if accepted, remain in the production environment, provided the materials represent a complete unit, such as a box or a roll. These test materials will not be re-delivered with production materials. If the test materials do not represent a complete unit, such as a box or a roll, Records Center staff will remove them from the production environment following review and IIU will re-deliver those materials for production. Any test materials that are not accepted by the AGENCY will be removed from the production environment and re-delivered for additional review.

4. The final approved test for this project is job order number S-12345 dated 12/20/2024.

III. **Document Preparation**

A. Non-Camera Ready Documents

1. IIU will perform any required document preparation functions necessary to make the documents ready for filming and indexing. This includes but may not be limited to removal of staples and paper clips, copying or repair of torn documents, taping small documents to 8 ½ x 11, verify and sort to proper file order as instructed, insertion of barcode sheets, and/or creation of target sheets as instructed.

2. Documents containing Post-it notes or other attachments covering parts of a page shall be copied as is. The Post-it notes or attachments shall then be removed and discarded. The copy containing the Post-it note information shall be placed in front of the original for filming.

B. IIU Tracking for Filming

1. IIU will keep a log that contains each job number, year, month, beginning file number, ending file number, first package number, last package number, and the starting roll number for each job. If the AGENCY stamps a document type, the file number range will be logged separately.

2. The first package number will follow the last package number noted in the IIU logbook. Packages go in consecutive number order from job to job.

3. The beginning file number of each new job should follow the last file number recorded in the IIU logbook.

4. If the AGENCY stamps a document type, the beginning file number should follow the last AGENCY stamped file number.

5. IIU will verify the AGENCY stamped file number order.

6. If there are any discrepancies or if the information is missing from the AGENCY provided microfilm checklist, IIU will contact the AGENCY.

7. IIU will stamp each document in the upper right-hand corner with a 10-digit file number with the year as the first four digits.

8. The beginning stamp number for each document type is recorded on the microfilm checklist by IIU.

9. If the number of documents for a document type is incorrect, IIU will count the documents and correct the AGENCY's number of documents on the microfilm checklist.

10. After the last document stamped has been completed, the ending file number if noted on the microfilm checklist and in the IIU logbook.

11. IIU will add together the total number of documents for all the document types and verify the counts against the microfilm checklist. If there is a discrepancy, the correct count will be noted on the microfilm checklist.

12. IIU will keep a copy of the microfilm checklist on file.

13. After stamping is completed, IIU will contact the AGENCY and provide them with the beginning and ending file numbers as well as the total document count if changed.

III. Document Filming

A. All documents will be scanned on a planetary camera utilizing 16MM 215-foot rolls of film.

B. All documents will be filmed in comic orientation at a 24 to 1 reduction ratio.

B. The following targets will be inserted by the camera operator at the beginning of each roll of film:

1. Vital Record Target
2. Control Test Target (distinguishes the resolution of the film)
3. Plain white sheet of paper (distinguishes the density of the film)

4. Certificate of Authenticity (certifies that the images on the microfilm are accurate and complete reproductions)
5. Roll number
6. Control Test Target (distinguishes the resolution of the film)
7. Plain white sheet of paper (distinguishes the density of the film)
8. Start Target (includes Department Name, Division, Starting Record Title, Roll Number, Reduction Ratio, Date of Filming, and Camera Operator Name)
9. Retake Target (indicates that any retakes will be located at the end of the roll of film)
10. Certificate of Authenticity (certifies that the images on the microfilm are accurate and complete reproductions)
11. “Poor Original” Disclaimer (if necessary)

C. The Certificate of Authenticity, plain white sheet, control test target, and the completed Vital Record target will also be filmed at the end of the roll.

D. A sequential number will be filmed on each frame on every roll of film, with the exception of any AGENCY-inserted document type targets. The camera operator will turn off the sequential number before filming each document target.

E. Each new year will start with roll number one and continue in roll number order. The starting roll number for each job will follow the last roll number in the IIU logbook.

F. If a retake is discovered and not corrected by the camera operator, the Quality Control department will mark the image with an “X” and retake will be filmed and spliced onto the end of the roll. If a camera operator has corrected a retake, the Quality Control department will mark the image with an “X” and scrape off the sequential numbered blip. IIU will note on the front of the film box label “Retake at End of Roll”.

G. If documents are unreadable due to age or condition, IIU will insert a “Poor Original” disclaimer at the beginning of the roll of film.

H. If a retake is discovered, a “Begin Retake” target containing the job name, job number, roll number, file name, sequential number, and box number will be filmed. Following the “Begin Retake” target, the retake document or documents and an “End Retake” target will be filmed at the end of the roll.

IV. Document Re-assembly

A. None required.

V. Microfilm Product Finishing

A. Indexing

1. IIU will film a single level blip at each frame.

2. IIU will index any information required, in the format specified by the AGENCY. See Attachment B for specific indexing information.

B. Product Media

1. Microfilm will be delivered in plastic boxes.

C. Labeling

1. IIU will create film box labels according to AGENCY-provided information.

SPINE LABEL

DTMB Records Management Services Retention and Disposal Schedules BEG: YYYY END: YYYY

FACE LABEL

DTMB Records Management Services Retention and Disposal Schedules Job Order # BEG: YYYY END: YYYY IMAGE COUNT

A. Original Roll Film

1. The original rolls of film will be put into white reels and inserted into black boxes.

2. Each original roll of film will have a label placed on the outside of the box.

3. The AGENCY will send the original roll of film to the Record Center for archival storage.

B. Duplicate Roll Film

1. One diazo duplicate will be created from each original roll of film.

2. The diazo duplicates will be put onto white reels and inserted into black boxes.

3. The duplicate rolls of film will be labeled with the identical information used from the label on the original roll of film.

4. The duplicate rolls of film will be spot-checked every five feet.

IV. **Quality Control**

A. Following the document scanning process, IIU will randomly examine 10% of the images from each batch to ensure the legibility and reproducibility of images are in compliance with the approved test sample. If 2% of the QC test contains poor images, the entire batch will be re-analyzed and re-scanned.

B. IIU shall follow all quality control measures agreed upon by the Department of Technology, Management and Budget as well as any applicable AIIM/ANSI standards.

III. Product Delivery

A. IIU will deliver all silver rolls to the State of Michigan Records Center for long-term storage.

B. IIU will deliver all duplicate rolls to Jane Smith at 3400 N Grand River Ave, Lansing.

C. Based on samples analyzed, IIU estimates the entire project to take approximately 60 business days to complete.

D. Based on samples analyzed, IIU estimates day forward, each defined batch of 10 rolls to take approximately 20 business days to complete.

IV. Product Acceptance

A. Upon receipt of the images, the AGENCY will have 30 calendar days to review and inspect the delivered product to determine any quality issues.

B. The delivered product will be deemed acceptable, unless the AGENCY otherwise notifies IIU within the time period specified above.

C. IIU will correct problems identified as the vendor's responsibility within a schedule agreeable to both parties.

D. If quality issues are found, the holding period specified above will restart after the issues are resolved and the work is delivered back to the AGENCY.

E. After the time period specified above and unless otherwise instructed, all scanned documents will be delivered to the Records Center of Michigan for destruction.

V. Pricing Schedule

A. Project costs will be invoiced monthly to the Department of Technology, Management and Budget. DTMB Records Management Services will withdraw the calculated cost in accordance with the current published rate via interagency transfer through SIGMA using the billing codes provided by the AGENCY in this Authorizing Document.

B. All invoicing will be generated utilizing the State of Michigan pricing schedule contract.

C. Invoices will reflect the number of units billed in accordance with the requirements of the Department of Technology, Management and Budget pricing structure. The actual number of units will also be noted on the invoice.

D. The AGENCY will incur the cost of scanning bar codes used for identification or indexing purposes. These bar codes will be removed from the image collection prior to the actual delivery. The AGENCY will not be charged for scanning images that have been removed from the collection which were identified as having less than the threshold specified in the test results section of this Authorizing Document.

VI. Acceptance of Authorizing Document

A. With the signing of this document which represents that the AGENCY accepts IIU's procedures and pricing, IIU will begin the conversion services that have been outlined within this Authorizing Document.

VII. Other Terms and Conditions

A. None

VIII. Amendments

A. Either party can initiate a review of this Authorizing Document and can request revisions to it. The AGENCY, the DTMB RMS Program Manager and IIU must agree to any changes in writing. Any revision made to the Authorizing Document will be tracked. If an amendment is found necessary, production will continue unless there is a critical change needed. In this instance, all necessary steps will be taken by all parties to ensure there is minimal interruption in workflow.

Attachment "A"
Pricing

Insert Price Sheet
Below the price sheet, include a per widget cost, per page for most things but may also be per roll or something else.

Attachment "B"
Recommended Practice: Quality Assurance Procedures

Quality assurance is the systematic process of checking delivered goods or services to see if they are meeting the specified requirements. The procedures described here apply to the scanning of paper records to convert them to digital images by the state's contracted imaging vendor.

The statistics are derived from the standard known as ANSI/ASQC Z 1.4, formerly known as Mil STD 105. When properly used these standards provide the end user a 99.95% certainty that the work delivered is equivalent to the QA examination. It is important to note that this procedure is not equivalent to quality control but is rather an examination of the completed and delivered results. Quality control is performed by the vendor prior to delivery of images.

Prior to the pickup of the material:

STEP 1. Complete the Job Order form. Note the unique job number located in the top right-hand corner of the form.

STEP 2. For each box in the job, randomly select six individual pages. There is no exact methodology to this selection process, but it will be best to make the selections randomly from the front to the back of the box. Note the **EXACT** location from which the page was selected. Make a photocopy of the selected page and handwrite the unique index value of that page on the photocopy OR scan the selected page and make a digital notation of the unique index value on the digital image. If the selected page happens to be a poor-quality original, do not modify the copier or scanner settings to improve the legibility of the page. Return the original document to the **EXACT** location from which it was taken. Note: It may be best to perform this function one page at a time. This will reduce the chance of an error.

STEP 3. Staple the photocopies together by the box from which they were selected and handwrite the box number on the first page. By way of example, if there are 20 boxes in the job, there should be 20 stapled groups identified by the box number. If using scanned documents, create a computer folder and name it by the box number, then put the digital images in the folder. If there are 20 boxes in the job, there should be 20 digital folders.

STEP 4. Insert the photocopies into an envelope and mark the envelope with the job number. If using scanned documents, create a computer folder and name it by the job number, then put the folders named by box number into the new folder.

At the completion of Step 4 the job is ready to be sent for scanning. The job will be scanned and indexed by the vendor and the completed work will be delivered to the appropriate people for loading into the imaging system.

When you have been notified that the images associated with the specific job are loaded, or the job has been delivered to your department, the QA examination can be completed. The basis for the examination is two-fold. (1) Can the image be located using the correct index value and (2) once located, is the digital image equivalent to the photocopy or QA digital image.

STEP 5. Upon notification that the job is loaded, locate the proper envelope containing the photocopies or locate the computer folder with the QA digital images for the job. Step through the photocopies or QA digital images one at a time and using the index value as the search

criteria, request the file. Once the file is available on the computer screen, step through the images and locate the digital image equivalent of the photocopy or QA digital image.

PASS Criteria

The digital image for each selected page must be able to be located using the correct index value. Once the image has been located; it must have the same general appearance as the photocopy or QA digital image. If these two conditions are met, the QA for that page is complete. Continue to request and examine each selected sample image.

FAIL Criteria:

If the digital image cannot be located within its correct index value **OR** if the digital image is significantly poorer in visual appearance when compared to the photocopy or QA digital image, notify the designated person within the department immediately.

What happens in the case of a failure?

The failure should be reported to DTMB Records Management Services via email at dtmb-imagingservices@michigan.gov and to IIU via email at logistics@IIUinc.com as soon as it is reasonably convenient to do so. The Job Order Number and exact nature of the failure in as much detail as possible should be provided.

If IIU performed all work according to the specifications in this Authorizing Document, no further action is required by the vendor. The vendor will examine the original documents and the delivery data and/or images to verify that specifications have been met, then report the results to the AGENCY and DTMB Records Management Services, which will verify the results.

If IIU did not perform all work according to the specifications in this Authorizing Document, the vendor will re-process and re-deliver the product to meet all specifications, at no further cost to the AGENCY.

Attachment "C"
Quality Control Levels of Inspection

Level 5 Inspection

IIU will perform the following Level 5 procedures:

- Scan over light-box
- Examine 5 to 10 frames with an eye loupe
- Measure density of film at the beginning and end of roll
- Measure resolution at the beginning and end of roll
- A quality assurance sheet shall be filled out for each roll of original film
- Evaluate beginning and ending resolution targets
- Inspect all frames on a reader for technical and bibliographical characteristics and continuity
- If failure is due to improper prepping by IIU such as if the files are out of alphabetical, numerical, or chronological order, the project will be redone at IIU's cost
- If a roll fails due to a IIU error, it will be redone at IIU's cost (see below)

A Level 5 inspection is performed on all film generated from microfilming documents prepped by IIU.

Defects detected with a Level 5 inspection:

- Image contrast
- Incorrect exposure levels
- Reel identification
- Shadows
- Image format
- Reflections
- Text lost in gutter
- Alignment
- Spacing
- Water spots
- Mechanical damage
- Residual dye
- Static marks
- Fog
- Camera light balance
- Uneven development
- Exposure fluctuations
- Legibility and estimate of focus on selected frames
- Density
- Resolution
- Bibliographic characteristics and continuity

Authorizing Document
for
Conversion Services
Paper to digital images
Prepared For:
Department of Technology, Management & Budget
Records Management Services
Records Retention and Disposal Schedules
January 1, 2025
MI-000
Version 1.0

DEPT	ACTG TEMPLATE	UNIT	LOC	OJB	DOBJ	PROG	PHASE	PROGP
123	123MBRECCNTRSUPPRT	1234						

APPN	FUND	SFUND	ACTV	FUNC	TASK	TASKO	BSA	BFY
12345	1234			12345				

Conversion services can begin following the signing of this document by all involved parties in compliance with the procedures outlined in this Authorizing Document in accordance with State of Michigan Contract 171 180000000749.

Name/Title/Role	Signature	Date
Susan Thompson Imaging Is Us 123 Michigan Ave Lansing MI 48933 sthompsonfake@iiu.com		
Jessie Weston DTMB Records Management Services Imaging Services Manager Contract Program Manager westonj2@michigan.gov		
Jane Smith DTMB Records Management Services Senior Records Analyst Business Owner smithjfake@michigan.gov		
John Jones DTMB Records Management Services Departmental Manager Financial Approver jonesjfake@michigan.gov		

AUTHORIZING DOCUMENT

I. General

A. Purpose

The purpose of this Authorizing Document is to establish the parameters of the work to be performed and the responsibilities of the parties involved in this conversion. The parties involved in this conversion are the Department of Technology, Management & Budget Records Management Services (AGENCY) and Imaging Is Us (IIU) as the services provider. Should the AGENCY elect to proceed with this work, this Authorizing Document will be used to direct the efforts of the AGENCY and of the service provider (IIU). Commitment to service is established by the submission of a Source Document Job Order form with the documents to be scanned.

B. Scope/objective

This Authorizing Document is not to be interpreted as a commitment to perform any set or fixed amount of work.

The objective of this work effort is to convert a collection of paper retention and disposal schedules to digital images. The collection is contained in two 36-inch five-drawer file cabinets and was created between 1965 and 2005. The resulting images will be stored in the electronic document management system known as Content Manager.

While this agreement was created for this initial work effort, the AGENCY may elect to use it for future conversion work in the future.

C. Record Series: DTMB RMS 38545

Retention and Disposal Schedules – State and Local Government

These records document the legal retention period for all public records. They identify the department, office, record series number, a description of the record, retention periods, and disposition method.

RETAIN UNTIL: Date approved
PLUS: 50 years
THEN: Transfer to Archives of Michigan

D. Contact Information

1. The AGENCY has elected Jane Smith at 517-555-1234, smithjfake@michigan.gov as Project Manager for this project. The financial contact for this work effort is Mary Robinson at 517-555-5678, robinsonmfake@michigan.gov.

2. IIU has elected Robert Johnson at 800-555-9876 as Project Manager and point of contact.

3. DTMB Records Management Services is the program manager for this contract and can be reached at 517-335-9132.

E. Pickup Schedule

1. Following AGENCY approval and acceptance of this agreement, production conversion will begin when the AGENCY contacts IIU for pickup of material.

2. Unless otherwise specified in Section XII, the AGENCY will pack any material that requires scanning into shipping boxes and will contact IIU when ready for pickup.

3. IIU will pick up documents from the State Records Center, 3400 N Grand River Ave, Lansing, on a one-time basis.

4. Each pickup will be assigned a production work order number. A copy of the work order will be left with the agency at the time of material pickup. The AGENCY is responsible for completing the top portion of each job order form. The information that must be completed by the AGENCY is as follows: Department, Division, Authorizing Document Number, Address, Contact Name, Contact Phone Number, and description of job, including number and type of units (boxes, rolls, drawers, etc.). IIU will not pick up jobs with incomplete job order forms.

II. **Test Sample** (to be completed prior to the completion of this document)

The purpose of the test is to establish the settings necessary to obtain the optimum image in a collection of documents.

A. Selection of Test Documents

1. The AGENCY shall be responsible for selecting a diverse sampling of documents from the collection of records to be processed.

2. The selection of documents shall be no more than 1000 documents or 1% of the entire collection (whichever is less) unless it is determined and agreed upon by both parties that a larger sample is necessary.

3. IIU shall assist the AGENCY in the selection of sample documents if requested.

B. Performance of Test

1. IIU shall perform and deliver free of charge as many test samples as reasonably necessary to obtain the optimum settings. Unnecessary tests requested by the agency may be subject to charge as determined by the DTMB RMS Program Manager.

2. IIU shall re-test the collection if new or different equipment is used in mid-production. The re-test shall be compared to the original test. If the quality of the re-test cannot meet or exceed the quality of the original test, IIU shall stop all

production and notify the AGENCY and DTMB RMS Program Manager for further instruction.

C. Review and Documentation of Test

1. The AGENCY shall review and approve a test prior to the start of production. The approval of a test is documented by the signing of this Authorizing Document.

2. The AGENCY shall be responsible for maintaining any documents used in the test sample as well as any documentation (including any test images) created in the testing process as evidence of this conversion unless prohibited by law or its Records Retention and Disposal Schedule.

3. If test materials are delivered to the Records Center for loading into the electronic document management system known as Content Manager, materials will be loaded into the production environment and, if accepted, remain in the production environment, provided the materials represent a complete unit, such as a box or a roll. These test materials will not be re-delivered with production materials. If the test materials do not represent a complete unit, such as a box or a roll, Records Center staff will remove them from the production environment following review and IIU will re-deliver those materials for production. Any test materials that are not accepted by the AGENCY will be removed from the production environment and re-delivered for additional review.

4. The final approved test for this project is job order number S-12345 dated 12/20/2024.

III. **Document Preparation**

A. Non-Scanner Ready Documents

1. IIU will perform any required document preparation functions necessary to make the documents ready for scanning and indexing. This includes but may not be limited to removal of staples and paper clips, copying or repair of torn documents, taping small documents to 8 ½ x 11, verify and sort to proper file order as instructed, insertion of barcode sheets, and/or creation of target sheets as instructed.

2. Documents containing Post-it notes or other attachments covering parts of a page shall be copied as is. The Post-it notes or attachments shall then be removed and discarded. The copy containing the Post-it note information shall be placed in front of the original for imaging.

3. If indexing is being performed from a container such as a file folder, the portion of the container bearing the index information will be scanned and included in the resulting digital image for quality assurance purposes.

IV. **Document Scanning**

A. All documents will be scanned on a Canon X-10C scanner.

B. IIU will scan all surfaces of the documents that contain any information. Blank pages will be electronically removed as specified in the production test results (see attachment A).

C. All documents will be scanned in black & white at a resolution of 300 DPI.

D. Images will be single page images stored in a TIFF group 4 image file format. The images will be converted to text-searchable PDF prior to delivery.

E. IIU will select a single scanner setting that optimizes the appearance of the digital images. All documents will be captured using that optimum scanner setting.

V. **Document Re-assembly**

A. None required.

VI. **Product Finishing**

A. Indexing

1. See Attachment B

B. Product Media

1. Final image product will be delivered via file transfer service (FTS).

VII. **Quality Control**

A. Following the document scanning process, IIU will randomly examine 10% of the images from each batch to ensure the legibility and reproducibility of images are in compliance with the approved test sample. If 2% of the QC test contains poor images, the entire batch will be re-analyzed and re-scanned.

B. IIU shall follow all quality control measures agreed upon by the Department of Technology, Management and Budget as well as any applicable AIIM/ANSI standards.

III. Product Delivery

A. IIU will deliver all final products remotely via File Transfer Service to authorized users.

B. A password agreed upon between the AGENCY and IIU will be used. The password can be changed upon agreement between the AGENCY and IIU.

C. Based on samples analyzed, IIU estimates the entire project to take approximately 60 business days to complete.

D. Based on samples analyzed, IIU estimates day forward, each defined batch of 10 boxes to take approximately 20 business days to complete.

IV. Product Acceptance

A. Upon receipt of the images, the AGENCY will have 30 calendar days to review and inspect the delivered product to determine any quality issues.

B. The delivered product will be deemed acceptable, unless the AGENCY otherwise notifies IIU within the time period specified above.

C. IIU will correct problems identified as the vendor's responsibility within a schedule agreeable to both parties.

D. If quality issues are found, the holding period specified above will restart after the issues are resolved and the work is delivered back to the AGENCY.

E. After the time period specified above and unless otherwise instructed, all scanned documents will be delivered to the Records Center of Michigan for destruction.

V. Pricing Schedule

A. Project costs will be invoiced monthly to the Department of Technology, Management and Budget. DTMB Records Management Services will withdraw the calculated cost in accordance with the current published rate via interagency transfer through SIGMA using the billing codes provided by the AGENCY in this Authorizing Document.

B. All invoicing will be generated utilizing the State of Michigan pricing schedule contract.

C. Invoices will reflect the number of units billed in accordance with the requirements of the Department of Technology, Management and Budget pricing structure. The actual number of units will also be noted on the invoice.

D. The AGENCY will incur the cost of scanning bar codes used for identification or indexing purposes. These bar codes will be removed from the image collection prior to the actual delivery. The AGENCY will not be charged for scanning images that have been removed from the collection which were identified as having less than the threshold specified in the test results section of this Authorizing Document.

VI. Acceptance of Authorizing Document

A. With the signing of this document which represents that the AGENCY accepts IIU's procedures and pricing, IIU will begin the conversion services that have been outlined within this Authorizing Document.

VII. Other Terms and Conditions

A. None

VIII. Amendments

A. Either party can initiate a review of this Authorizing Document and can request revisions to it. The AGENCY, the DTMB RMS Program Manager and IIU must agree to any changes in writing. Any revision made to the Authorizing Document will be tracked. If an amendment is found necessary, production will continue unless there is a critical change needed. In this instance, all necessary steps will be taken by all parties to ensure there is minimal interruption in workflow.

Attachment "A"
Production Test results

A complete test of the production test was executed with representative documents provided by the AGENCY.

Preparation: The following tasks were performed during the preparation process:

- Fasteners Removed
- Documents repaired
- Documents unfolded and bent corners corrected
- No photocopying was necessary
- Index values identified.
- Estimate the time involved in the prep process

Document scanning: The following settings were used to create the delivered test.

- Resolution: 300 DPI
- Duplex: ON
- Dithering: OFF
- Skew Detect: ON
- Border Elimination: ON
- Bar Code Detect: ON
- Page Size: Auto ON
- Contrast Setting: Automatic
- Brightness Setting: Automatic
- Scan Threshold Setting: Normal S-5

These settings produced the best possible image across the sample of test documents provided. No individual page-to-page settings were needed or used.

Image Indexing: Each "document" was indexed using the criteria in the Authorizing Document.

Image Delivery: For purposes of delivering a viewable sample, images and index data were delivered remotely via File Transfer Service. A 100% review of the images and the index data was executed prior to the delivery of the test images.

Average Image Size: Any volume estimates provided are based on the sample documents provided. The average image size in this test collection was: 50 KB.

Attachment “B”
Indexing Requirements

B.1 Indexing Process

DTMB Records Management Services will create a folder in Content Manager for each approval year. It will then provide an .XLSX file to IIU with the approval years and the corresponding container number.

Example:

Approval Year	Container
1970	DTMB-RMS/F/2025/00001234

Each paper file will be clearly identified by approval year. IIU will key the approval year from each paper file to match the resulting digital file with the correct container.

IIU will key in the name of the department and business unit as displayed on the first page of the schedule. Note that these names will change over time as the State restructured. IIU will key in the approval date from the first page of the schedule in MM/DD/YYYY format.

B.2 Resulting Application Index Values

Format of Deliverable Data File: Text tab delimited with UTF-BOM encoding

Field Name	Data Type	Pattern	Example
Title (Free Text Part)	Text	AAAAAAAA	Department of Treasury Return Processing Division
Approval Date	Date	MM/DD/YYYY	04/01/1970
Container	Text	AAA/A/yyyy/NNNNNNNN	DTMB-RMS/F/2025/00001234
DOS file	Text	NNNNNNNN.AAA	00000001.PDF
Load	Numeric	NNNNN	12345

Example:

Title (Free Text Part)	Approval Date	Container	DOS file	Load
Department of Treasury Return Processing Division	04/01/1970	DTMB-RMS/F/2025/00001234	00000001.PDF	12345

Content Manager Specifications
Dataset: SOM1
Record Type: DTMB-RMS Schedule Document
IIU Folder File Plan: n/a

Attachment "C"
Pricing

Insert Price Sheet
Below the price sheet, include a per widget cost, per page for most things but may also be per roll or something else.

Attachment "D"
Recommended Practice: Quality Assurance Procedures

Quality assurance is the systematic process of checking delivered goods or services to see if they are meeting the specified requirements. The procedures described here apply to the scanning of paper records to convert them to digital images by the state's contracted imaging vendor.

The statistics are derived from the standard known as ANSI/ASQC Z 1.4, formerly known as Mil STD 105. When properly used these standards provide the end user a 99.95% certainty that the work delivered is equivalent to the QA examination. It is important to note that this procedure is not equivalent to quality control but is rather an examination of the completed and delivered results. Quality control is performed by the vendor prior to delivery of images.

Prior to the pickup of the material:

STEP 1. Complete the Job Order form. Note the unique job number located in the top right-hand corner of the form.

STEP 2. For each box in the job, randomly select six individual pages. There is no exact methodology to this selection process, but it will be best to make the selections randomly from the front to the back of the box. Note the **EXACT** location from which the page was selected. Make a photocopy of the selected page and handwrite the unique index value of that page on the photocopy OR scan the selected page and make a digital notation of the unique index value on the digital image. If the selected page happens to be a poor-quality original, do not modify the copier or scanner settings to improve the legibility of the page. Return the original document to the **EXACT** location from which it was taken. Note: It may be best to perform this function one page at a time. This will reduce the chance of an error.

STEP 3. Staple the photocopies together by the box from which they were selected and handwrite the box number on the first page. By way of example, if there are 20 boxes in the job, there should be 20 stapled groups identified by the box number. If using scanned documents, create a computer folder and name it by the box number, then put the digital images in the folder. If there are 20 boxes in the job, there should be 20 digital folders.

STEP 4. Insert the photocopies into an envelope and mark the envelope with the job number. If using scanned documents, create a computer folder and name it by the job number, then put the folders named by box number into the new folder.

At the completion of Step 4 the job is ready to be sent for scanning. The job will be scanned and indexed by the vendor and the completed work will be delivered to the appropriate people for loading into the imaging system.

When you have been notified that the images associated with the specific job are loaded, or the job has been delivered to your department, the QA examination can be completed. The basis for the examination is two-fold. (1) Can the image be located using the correct index value and (2) once located, is the digital image equivalent to the photocopy or QA digital image.

STEP 5. Upon notification that the job is loaded, locate the proper envelope containing the photocopies or locate the computer folder with the QA digital images for the job. Step through the photocopies or QA digital images one at a time and using the index value as the search

criteria, request the file. Once the file is available on the computer screen, step through the images and locate the digital image equivalent of the photocopy or QA digital image.

PASS Criteria

The digital image for each selected page must be able to be located using the correct index value. Once the image has been located; it must have the same general appearance as the photocopy or QA digital image. If these two conditions are met, the QA for that page is complete. Continue to request and examine each selected sample image.

FAIL Criteria:

If the digital image cannot be located within its correct index value **OR** if the digital image is significantly poorer in visual appearance when compared to the photocopy or QA digital image, notify the designated person within the department immediately.

What happens in the case of a failure?

The failure should be reported to DTMB Records Management Services via email at dtmb-imagingservices@michigan.gov and to IIU via email at logistics@IIUinc.com as soon as it is reasonably convenient to do so. The Job Order Number and exact nature of the failure in as much detail as possible should be provided.

If IIU performed all work according to the specifications in this Authorizing Document, no further action is required by the vendor. The vendor will examine the original documents and the delivery data and/or images to verify that specifications have been met, then report the results to the AGENCY and DTMB Records Management Services, which will verify the results.

If IIU did not perform all work according to the specifications in this Authorizing Document, the vendor will re-process and re-deliver the product to meet all specifications, at no further cost to the AGENCY.

Attachment “E”
Quality Control Levels of Inspection

Inspection

IIU will perform the following inspection procedures:

Open and view the first, middle and last image of each batch or box of material.
In addition to viewing the first, middle and last page, no less than 10% of all of the images, randomly selected, will be opened and viewed to ensure that the capture of the image is compliant with the initial test results. Inspect images for clarity, reproducibility, proper sequence when sequence is appropriate, correct image orientation, and proper and accurate indexing.

If failure is due to improper prepping, scanning or indexing by IIU the project will be redone at IIU’s expense.

If images are determined to be non-compliant with the established test results the work will be redone at IIU’s expense.

Defects detected with this inspection process:

- Improper image contrast
- Incorrect scanner settings
- Incorrect resolution
- Incorrect or inaccurate indexing
- Image file format
- Incorrect naming convention
- Textual loss
- Image skewing
- Information distortion caused by folds or creases in the documents
- Image polarity
- Image orientation
- Image overlap caused by multiple document feed
- Failure to maintain correct document sequencing

SCHEDULE B[1] - PRICING

Contract No. 250000000654

Statewide Digital Imaging and Microfilm Services

1. Price includes all costs, including but not limited to, any one-time or set-up charges, fees, and potential costs that Contractor may charge the State (e.g., shipping and handling, per piece pricing, and palletizing).
2. The State reserves the right to modify Contract items to meet the State of Michigan's future needs as well as the need of MiDeal members, other states or their political subdivisions.
3. By submitting its proposal, the Contractor certifies that the prices were arrived at independently, and without consultation, communication, or agreement with any other Contractor.

Service	Measurement	Estimated Annual Usage*	Cost
105MM Diazo duplication	Image	0	$0.4290
105MM Fiche scanning high speed	Image	27,127	$0.0756
105MM Step and Repeat microfilming	Image	0	$0.1540
16MM 2.5 MIL	Unit	0	$12.4520
16MM 2.5 MIL Diazo duplication	Unit	1943	$16.2013
16MM 2.5 MIL Silver duplication	Unit	0	$45.2925
16MM 5 Channel Jackets loaded and labeled	Image	0	$0.9900
16MM 5 MIL	Unit	0	$8.5800
16MM 5 MIL Diazo duplication	Unit	665	$12.8155
16MM 5 MIL Silver duplication	Unit	328	$24.7252
16MM Jackets	Image	1,597	$0.1760
16MM Planetary microfilming	Image	2,681,147	$0.1350
16MM Roll 5 mil microfilm scanning	Image	1,431,652	$0.0702
16MM Rotary All Types	Image	0	$0.0400
35MM Aperture Cards loaded and labeled	Image	0	$0.2500
35MM Aperture Cards scanning	Image	0	$0.9286
35MM Diazo duplication	Unit	153	$16.1310
35MM Engineer Drawings All Sizes microfilming	Image	53,637	$0.8100
35MM Roll film scanning	Image	49,661	$0.0910
35MM Roll or Aperture Cards prints	Image	0	$0.6800
35MM Silver duplication	Unit	16	$50.9355
3M Mags Supplied and Loaded	Unit	0	$4.2500
Additional Quality Control	Hourly	1,511	$46.0194
Box Storage by The Month	Unit	57,742	$0.3801
Computer Run Time	Hourly	46	$16.7131

Service	Measurement	Estimated Annual Usage*	Cost
Custom Programming	Hourly	105	$220.2486
Data Entry	Hourly	7,292	$56.0246
Data Entry Heads Down	Keystroke	46,969,585	$0.0172
Decision Based Doc Prep	Hourly	2,681	$53.7656
Decision Based QC/Special Imaging	Hourly	0	$50.3716
Doc Prep	Hourly	48,114	$30.0256
Jackets Fiche 16MM Roll prints	Image	0	$0.2541
KODAK Type A ANSI Clip	Unit	163	$2.3205
OCR	Hourly	2,655	$16.7131
Per Linear Foot Digital Scanning	Foot	0	$0.1371
Silver 16MM Roll Microfilm from Digital Images	Image	2,666,259	$0.0715
Up to 11 X 14 Digital Scanning	Image	0	$0.1129
Up to 5.5 X 8.5 Digital Scanning black & white	Image	240,150	$0.0679
Up to 5.5 X 8.5 Digital Scanning color	Image	586,531	$0.1060
Up to 8.5 X 14 Digital Scanning black & white	Image	15,331,917	$0.0934
Up to 8.5 X 14 Digital Scanning color	Image	252,350	$0.1129
Northern Michigan Production Site monthly operations	Monthly	12	$18,270.76
Northern Michigan Production Site cost per envelope	Unit	43,150	$4.07
Southern Michigan Production Site cost per envelope	Unit	580,526	$4.07
Digital Book Scanning – Color	Image	1	$0.8444
All Engineering Drawings Digital Scanning – black & white	Image	13,616	$1.46
All Engineering Drawings Digital Scanning – grayscale or color	Image	1	$1.51
		Annual Total Price	$8,036,953.84
		5-Year Total Price	$40,184,769.21

*All quantities listed are estimates only. The State does not commit to procuring these or any other amounts.

SCHEDULE B[1] – ATTACHMENT 1 – SERVICE DEFINITIONS

Contract No. 250000000654

Statewide Digital Imaging and Microfilm Services

PAPER SCANNING

- PAPER SCANNING (Up to 11 X 14 Digital Scanning, Up to 5.5 X 8.5 Digital Scanning black & white, Up to 5.5 X 8.5 Digital Scanning color, Up to 8.5 X 14 Digital Scanning black & white, Up to 8.5 X 14 Digital Scanning color) – Includes but may not be limited to: image capture using rotary-type scanner and all quality measures defined within the Authorizing Document and in accordance with State of Michigan and ANSI/AIIM standards.
- ENGINEERING DRAWINGS DIGITAL SCANNING – Includes but may not be limited to: image capture using flatbed or engineering-type scanner; document preparation or organization or re-assembly performed at the scanner; all quality measures defined within the Authorizing Document and/or in accordance with State of Michigan and ANSI/AIIM standards.
- PER LINEAR FOOT DIGITAL SCANNING – Includes image capture using a rotary-type scanner and all quality measures defined with the Authorizing Document and in accordance with the State of Michigan and ANSI/AIIM standards. This line item is to be used when documents are not to be cut and must be delivered as one continuous image.

MICROFILM SCANNING

- MICROFILM SCANNING (105MM Fiche scanning high speed, 16MM Roll 5 mil microfilm scanning, 35MM Aperture Cards scanning, 35MM Roll film scanning) – Includes but not limited to: image capture using high-speed microfilm/fiche scanners; initial film review; document preparation or organization or re-assembly performed at the scanner; all quality measures defined within the authorizing document and/or in accordance with State of Michigan and ANSI/AIIM standards. Does not include labor or materials for film cleaning or repair necessary for optimum image capture or manual re-scans of images due to poor quality of film.

DELIVERY MEDIA

- DELIVERY MEDIA – Loading of digital images to physical media (USB drive, etc.) for purposes of delivery to agency, including labeling as instructed and quality measures to insure complete and accurate delivery. This item must be used only when an agency is not able to access a digital delivery through the state's File Transfer Service or another method agreed upon in the Authorizing Document. The use of this item is to be used as an extreme exception to the daily business practice and must be described and agreed upon in the Authorizing Document.

MICROFILM FROM DIGITAL IMAGE

- MICROFILM FROM DIGITAL IMAGE 16MM (2.5 MIL, 5 MIL) – This applies to the creation of microfilm from digital images. Includes but not limited to: image capture; blip level as instructed (single level if undefined by Agency); processing; plastic reel and container; labeling as instructed; quality measures defined by the Contractor; quality assurance at "Level 5" inspection when document preparation performed by the Contractor in accordance with ANSI standards; film quality charting. Duplex film (if captured in a single pass) must be charged at a cost per page. Double-headed camera work must be charged per page with a charge for a silver duplicate.

SOURCE DOCUMENT FILMING

- SOURCE DOCUMENT FILMING 105MM STEP & REPEAT FICHE – Includes but not limited to: image capture, processing, and labeling as instructed; quality measure defined by the Contractor; quality assurance at "Level 5" inspection in accordance with ANSI standards.
- SOURCE DOCUMENT FILMING 16MM (2.5 MIL, 5 MIL) – Includes but not limited to: image capture; blip level as instructed (single level if undefined by Agency); processing; plastic reel and container; labeling as instructed; quality measures defined by the Contractor; quality assurance at "Level 4" inspection when document preparation performed by customer in accordance with ANSI standards; quality assurance at "Level 5" inspection when document preparation performed by the Contractor in accordance with ANSI standards; film quality charting. Duplex film (if captured in a single pass) must be charged at a cost per page. Double-headed camera work must be charged per page with a charge for a silver duplicate.
- SOURCE DOCUMENT FILMING ENGINEERING DRAWINGS 35MM – Includes but not limited to: image capture; re-binding (if instructed); processing; plastic reel and container; labeling as instructed; quality measures defined by the Contractor; quality assurance at "Level 5" inspection in accordance with ANSI standards; film quality charting.

DUPLICATION

- DIAZO DUPLICATION (105MM, 16MM 2.5 MIL, 16MM 5 MIL, 35MM) – Includes but not limited to: duplicate film plastic reel and cardboard container; labeling as original or as instructed; quality measures as defined by the Contractor; quality assurance as "Level 1" inspection in accordance with ANSI standards.
- SILVER DUPLICATION (16MM 2.5 MIL, 16MM 5 MIL, 35MM) – Includes but not limited to: duplicate film plastic reel and acid-free cardboard container; labeling as original or as instructed; quality measures as defined by the Contractor; quality assurance at "Level 1" inspection in accordance with ANSI standards.

LOADING (MICROGRAPHICS)

- CARTRIDGES AND CLIPS (KODAK Type A ANSI Clip) – Includes cartridge or clip loading and labeling as instructed.
- LOADING OR LABELING JACKETS 16MM 5 – Includes but not limited to: new jackets; labor involved in labeling; and cutting and inserting filmstrips. Filming is charged separately.
- LOADING OR LABELING APERTURE CARDS 35MM – Includes but not limited to: card; application of image to card; labeling as instructed; quality control as defined by the Contractor.

OTHER

- ADDITIONAL QUALITY CONTROL (BY THE HOUR) – Includes all post-scanning functions necessary to complete a quality image as defined by the Authorizing Document. All activities charged under this line item must be tested and clearly defined in the Authorizing Document. This may include a combination of physical labor and computer run time.
- BOX STORAGE – Includes the secure storage of all materials, boxes, cabinets, shelving, etc. necessary to manage paper or microfilm in an appropriate storage environment as defined in the Authorizing Document strictly for the purpose of scan-on-demand services. Storage and retrieval services are not permitted under this Contract for State agencies. Storage must not be charged for source materials, for non scan-on-demand projects in production, or for source materials pending return to the State for final disposition.
- COMMERCIAL SHIPPING – Actual cost of shipping through an established shipping company such as USPS, UPS, FedEx. This item must be used only when an agency is not on a State inter-departmental mail route, is located beyond a reasonable travel distance, and the volume of materials to be transported is minimal. The use of this item is to be used as an extreme exception to the daily business practice and must be described and agreed upon in the Authorizing Document.
- COMPUTER RUN TIME – Includes additional computer time not directly associated with the scanning, indexing, OCR, QC, creation of deliverables, or any other process within the normal production of a deliverable product. All activities charged under this line item must be clearly defined in the Authorizing Document.
- CUSTOM PROGRAMMING – Includes high-level technical skilled labor associated with the development of computer processes necessary to make a process run more efficiently. This line item must be clearly defined in the Authorizing Document and must be considered only when results of which will save the State time and/or money.
- DATA ENTRY BY THE HOUR – Includes all functions necessary to create the delivered data materials. The 99.5 percent accuracy requirement applies. This method is to be used only when the data to be keyed cannot be easily located on the source documents and/or is in inconsistent locations within a document or file. Method of data entry, if applicable, must be defined in the Authorizing Document and must include an estimated number of hours. This

method cannot be used in conjunction with the Data Entry Heads Down for the same job order.

- DATA ENTRY HEADS DOWN – Includes the cost of each character keyed and delivered. Data owned by the State and provided to the Contractor for key verification and/or to enhance the value of the product is not subject to charge. The double keystroke or "key key" method of obtaining the 99.5 percent accuracy requirement is not subject to a double charge. Method of data entry, if applicable, must be defined in the Authorizing Document. This method cannot be used in conjunction with the Data Entry By The Hour for the same job order.
- DECISION-BASED ADDITIONAL QUALITY ASSURANCE/SPECIAL IMAGING – Includes all post-scanning functions necessary to make decisions regarding the specific content of documents or files. This includes image retention issues, identification of documents based on form type, form number appearance or condition of the documents, and appropriate routing of the finished images. The decision-making process will be defined and tested prior to the onset of work and will be documented in the Authorizing Document.
- DECISION-BASED DOC PREP – Includes all of the functions of document preparation in the Doc Prep line item description. In addition, a decision-based preparation operator will be responsible for making determinations regarding the specific content of the records. This will include making decisions regarding documents that may or may not be included for scanning, identification of individual document types based on form type, form number, condition or appearance, proper routing of the document/file, and any additional rules defined in the Authorizing Document. The decision-making process will be defined and tested prior to the onset of work and will be documented in the Authorizing Document.
- DOC PREP – Includes but may not be limited to: removal of staples and paper clips; copying or repairing of torn documents; taping small documents to 8 ½ X 11 paper; verifying and sorting document to proper file order as instructed; insertion of barcode sheets; creation of target sheets as instructed.
- OCR (FULL-TEXT CHARACTER RECOGNITION) – Includes the computer runtime and associated processes of extracting text from a scanned image. Does not include any effort to make any corrections to the misinterpretation of characters by the OCR engine.
- PAPER PRINTS (35MM Roll, Aperture Cards, 16MM Jackets, 16MM Fiche) – All costs associated with printing of documents for agencies that no longer have the microfilm equipment necessary to perform their own print functions and/or where the volume is significant enough to justify the outsourcing of the service. This item is to be used only on a request basis and is not a common business model of this Contract. The Contractor must not charge for copies or retrieval of documents necessary to satisfy normal business functions of an agency while a project is in the process of being scanned or microfilmed.
- DHHS ELIGIBILITY INCOMING MAIL COST PER ENVELOPE – Includes collection and processing of incoming mail from designated USPS Post Offices for Department of Health & Human Services. This includes opening envelopes, preparing contents to be organized as

instructed, quality assurance, scanning of paper records, and transmission of the finished work product. This line item is inclusive for all work performed for this project, excluding any costs to maintain a facility in any named region for this work effort as required by the State of Michigan.

REMOTE SCAN LOCATION

- REMOTE SCAN LOCATION - The Contractor shall maintain a remote scan location in or near Traverse City, Michigan, for the purpose of picking up, processing, scanning, and delivering incoming mail to a USPS Traverse City location. There is a monthly charge to maintain this facility when mandated by a specific project. The State must provide a 12-month notification or buy-out for the monthly line item to maintain the facility if this project ends.

SCHEDULE A² – STATEMENT OF WORK

Contract No. 250000000654

Digital Microfilm Scanner Full-Service Preventative Maintenance Agreement

SCOPE

This Contract is for a full-service preventative maintenance agreement for seven (7) ST ViewScan IV Digital Scanner(s), which continues after the expiration of the warranty period, necessary to identify and repair hardware and software malfunctions, to return the equipment to its original operating condition.

The State reserves the right to modify Contract items to meet the State of Michigan's future needs as well as the needs of MiDEAL members, other states or their political subdivisions.

REQUIREMENTS

1. General Requirements

1.1. Service Specifications

The Contractor must provide the following:

1. Full-service preventative maintenance for ST ViewScan IV Digital Scanner(s), inclusive of parts and labor which must be performed according to the recommended manufacturer maintenance schedule. Service must include, but is not limited to inspection, cleaning, calibration, repair, parts replacement, image quality testing, function checks, and firmware updates.
2. Unscheduled on-site repair services for ST ViewScan IV Digital Scanner(s), inclusive of parts and labor.
3. All components and equipment provided under this Contract shall be new, unused, and without flaws which adversely affect appearance, durability, and function.

1.2. Warranties

The Contractor must provide the following:

a. S-T Imaging three-year manufacturer's warranty.

b. Within fifteen (15) business days of notification from the State, the Contractor must adjust, repair all equipment that is defective or not performing in compliance with the Contract. The Contractor must assume all costs for replacing parts or units and their installation including transportation and delivery fees, if any.

c. Within sixty (60) calendar days of notification from the State, if equipment is beyond adjustment or repair, the Contractor must replace all equipment that is not performing in

compliance with the Contract. The Contractor must assume all costs for replacing parts or units and their installation including transportation and delivery fees, if any.

d. The Contractor agrees that all warranty service it provides under this Contract must be performed by Original Equipment Manufacturer (OEM) trained, certified and authorized technicians.

   i. Warranty service shall be provided by the Manufacturer, S-T Imaging with Depot Repair.

e. The Contractor is the sole point of contact for warranty service. The Contractor warrants that it will pass through to the State any warranties obtained or available from the original equipment manufacturer, including any replacement, upgraded, or additional equipment warranties.

   i. The State may contact the Contractor at 248-549-6600 to report an issue.

The State reserves the right to require additional warranties other than those identified by the Contractor in its response to this RFP.

1.3. Recall Requirements and Procedures

The Contractor will notify the agency Program Manager upon notification from the manufacturer on any product deficiency and work with the agency Program Manager to remove and replace the defective product.

1.4. Quality Assurance Program

The Contractor's quality assurance program for equipment ensures repaired hardware functions correctly and reliably, using methods like equipment testing, inspection, and documentation to meet customer expectations and prevent future issues.

2. Service Requirements

2.1. Timeframes

All Contract Activities must be delivered within the hours of 8:00 am to 5:00 pm EST. The receipt of order date is pursuant to the **Notices** section of the *Standard Contract Terms*.

2.2. Reporting

Contractor must provide, to the agency Program Manager, the following report:

A summary report of all equipment serviced after each visit which includes, serial number or unique identification number, preventative maintenance performed, and a list of any repairs completed.

The State reserves the right to request additional reports not listed, upon request, which must be at no charge.

2.3. Meetings

The State may request meetings as it deems appropriate. Meetings will be conference call, video call, or in person as mutually agreed with the Contractor.

3. Staffing

3.1. Contractor Representative

The Contractor must appoint an individual specifically assigned to State of Michigan accounts who will respond to State inquiries regarding the Contract Activities, answer questions related to ordering and delivery, etc. (the "Contractor Representative").

Contractor Representative Contact Information:

Jillian Saxon
Account Manager, Graphic Sciences
JillianS@gsiinc.com
248-549-6600

3.2. Key Personnel

The Contractor must appoint individuals (Program Manager, Contractor Representative, Firmware Representative and Manufacturing Representative) who will be directly responsible for the day-to-day operations of the Contract ("Key Personnel"). Key Personnel m**ust be specifically assigned to** the State account, be knowledgeable on the contractual requirements, and respond to State inquiries within 48 hours.

Key Personnel Contact Information:

Cecil Walker
Service Manager, Graphic Sciences
CecilW@gsiinc.com
249-549-6600

3.3. Customer Service Telephone Number

The Contractor must specify its telephone number for the State to contact the Contractor Representative who must be available for calls during the hours of 8:00 am to 5:00 pm EST Monday through Friday.

Customer Service Telephone Number:

249-549-6600 or 800-397-6620

3.4. Technical Support, Repairs and Maintenance

The Contractor must specify its telephone number for the State to contact the Contractor for technical support, repairs and maintenance. The Contractor must be available for calls and service during the hours of 8:00 am to 5:00 pm EST Monday through Friday at a minimum. Identify availability for this proposal by hours and days of the week.

Technical Support, Repairs and Maintenance Telephone Number:

249-549-6600 or 800-397-6620

3.5. Disclosure of Subcontractors

The Contractor will not be utilizing subcontractors.

3.6. Security

The Contractor's staff may be required to make deliveries to or enter State facilities. The State may require the Contractor's personnel to wear State issued identification badges.

The Contractor's personnel received State issued Badge ID's and background checks are performed and monitored by the Michigan State Police (MSP).

4. Pricing

4.1. Price Term

Pricing is firm for the entire length of the agreement.

4.2. Price Changes

Adjustments will be based on changes in actual Contractor costs. Any request must be supported by written evidence documenting the change in costs. The State may consider sources, such as the Consumer Price Index; Producer Price Index; other pricing indices as needed; economic and industry data; manufacturer or supplier letters noting the increase in pricing; and any other data the State deems relevant.

Following the presentation of supporting documentation, both parties will have 30 days to review the information and prepare a written response. If the review reveals no need for modifications, pricing will remain unchanged unless mutually agreed to by the parties. If the review reveals that changes are needed, both parties will negotiate such changes, for no longer than 30 days, unless extended by mutual agreement.

The Contractor remains responsible for Contract Activities at the current price for all orders received before the mutual execution of a Change Notice indicating the start date of the new Pricing Period.

5. Ordering

5.1. Authorizing Document

The appropriate Authorizing Document for these Contract Activities will be a Delivery Order (DO).

6. Acceptance

6.1. Acceptance, Inspection and Testing

As Stated within attached Standard Contract Terms, Section 16, Acceptance.

7. Invoice and Payment

7.1. Invoice Requirements

All invoices submitted to the State must include: (a) date; (b) delivery order number; (c) quantity; (d) description of Contract Activities; (e)unit price; (f) shipping cost (if any); and (g) total price.

7.2. Payment Methods

The State will make payment for Contract Activities via Electronic Funds Transfer (EFT) as described in Standard Contract Terms, Section 20.

7.3. Procedure

The Contractor must forward invoices to the MDHHS Bureau of Finance and Accounting at MDHHS-CPU@michigan.gov.

8. Additional Requirements

8.1. Environmental and Energy Efficient Product Standards

The Contractor must identify any energy efficient, bio-based, or otherwise environmentally friendly products used in the products. Contractor must include any relevant third-party certification, including the verification of a United States Department of Agriculture certified bio-based product label. Contractor must describe how products that meet these requirements are identified or otherwise labelled.

8.2. Hazardous Chemical Identification

In accordance with the federal Emergency Planning and Community Right-to-Know Act, 42 USC 11001, et seq., as amended, the Contractor must provide a Material Safety Data Sheet listing any hazardous chemicals as defined in 40 CFR §370.2, to be delivered. Each hazardous chemical must be properly identified, including any applicable identification number, such as a National Stock Number or Special Item Number.

8.3. Mercury Content

Pursuant to MCL 18.1261d, mercury-free products must be procured when possible. The Contractor must explain if it intends to provide products containing mercury, the amount or concentration of mercury, and whether cost competitive alternatives exist. If a cost competitive alternative does exist, the Contractor must provide justification as to why the particular product is essential. All products containing mercury must be labeled as containing mercury.

8.4. Brominated Flame Retardants

The State prefers to purchase products that do not contain brominated flame retardants (BFRs) whenever possible. The Contractor must disclose whether the products contain BFRs.

8.5. Perfluoroalkyl and Polyfluoroalkyl Substances (PFAS)

The Contractor must confirm that the provided products do not intentionally contain PFAS. This consists of all components of the provided products, including product packaging.

9. Service-Level Agreements (SLAs)

A. The Contractor will be held accountable to meet the requirements and the service level requirements established in this Contract.

Service Level Agreements for this Contract will be as follows:

SLA Metric 1. Repair and Preventative Maintenance Services	
Definition and Purpose	The Contractor must complete repairs and provide preventative maintenance as set forth in **Section 1.1 General Requirements** unless prior written approval has been received from the Program Manager or designee. Contractor must give notice to the Program Manager anytime a scheduled visit cannot be completed.
Acceptable Standard	1. All equipment will be repaired, and preventative maintenance completed as specified in **Section 1.1 General Requirements.** Extenuating circumstances must be communicated by the Contractor to the Program Manager or designee for any missed or late repair calls, and any missed or late preventative maintenance scheduled. The acceptable standard is 100% compliance.
Credit Due for Failing to Meet the Service Level Agreements	1. $100 may be assessed for each of the first five occurrences of non-compliance in a given calendar year. 2. $500 may be assessed beginning with the sixth occurrence of non-compliance and on each occurrence thereafter in a given calendar year. Extenuating circumstances will be reviewed by the Program Manager before any Service Credits are assessed. At the discretion of the State, these credits may be applied toward any payable due to the Contractor or be payable directly to the State. Payments made directly to the state will be completed within 10 days of notice of assessment.

SCHEDULE B[2] – PRICING

Contract No. 250000000654

Digital Microfilm Scanner Full-Service Preventative Maintenance Agreement

1. Price includes all costs, including but not limited to, any one-time or set-up charges, fees, and potential costs that Contractor may charge the State (e.g., shipping and handling, per piece pricing, and palletizing).
2. The State reserves the right to modify Contract items to meet the State of Michigan's future needs as well as the need of MiDeal members, other states or their political subdivisions.

Item	Description	Price Per Unit
1	Annual Maintenance during 3-year warranty period*	$525.00
2	Annual maintenance after 3-year warranty period**	$940.00
3	On-Site Repair Services	$72.50/hour

*MDHHS Vital Records Control has four (4) existing units within their 3-year warranty period

**MDHHS Vital Records Control has three (3) existing units outside of their 3-year warranty period

SCHEDULE C – INSURANCE REQUIREMENTS

Contract No. 250000000654

Statewide Digital Imaging and Microfilm Services and Digital Microfilm Scanner Full-Service Preventative Maintenance

1. **General Requirements.** Contractor, at its sole expense, must maintain the insurance coverage as specified herein for the duration of the Term. Minimum limits may be satisfied by any combination of primary liability, umbrella or excess liability, and self-insurance coverage. To the extent damages are covered by any required insurance, Contractor waives all rights against the State for such damages. Failure to maintain required insurance does not limit this waiver.
2. **Qualification of Insurers.** Except for self-insured coverage, all policies must be written by an insurer with an A.M. Best rating of A- VII or higher unless otherwise approved by DTMB Enterprise Risk Management.
3. **Primary and Non-Contributory Coverage.** All policies for which the State of Michigan is required to be named as an additional insured must be on a primary and non-contributory basis.
4. **Claims-Made Coverage.** If any required policies provide claims-made coverage, Contractor must:
   a. Maintain coverage and provide evidence of coverage for at least 3 years after the later of the expiration or termination of the Contract or the completion of all its duties under the Contract;
   b. Purchase extended reporting coverage for a minimum of 3 years after completion of work if coverage is cancelled or not renewed, and not replaced with another claims-made policy form with a retroactive date prior to the Effective Date of this Contract.
5. **Proof of Insurance.**
   a. Insurance certificates showing evidence of coverage as required herein must be submitted to DTMB-RiskManagement@michigan.gov within 10 days of the contract execution date.
   b. Renewal insurance certificates must be provided on annual basis or as otherwise commensurate with the effective dates of coverage for any insurance required herein.
   c. Insurance certificates must be in the form of a standard ACORD Insurance Certificate unless otherwise approved by DTMB Enterprise Risk Management.
   d. All insurance certificates must clearly identify the Contract Number (e.g., notated under the Description of Operations on an ACORD form).
   e. The State may require additional proofs of insurance or solvency, including but not limited to policy declarations, policy endorsements, policy schedules, self-insured certification or authorization, and audited financial statements.

f. In the event any required coverage is cancelled or not renewed, Contractor must provide written notice to DTMB Enterprise Risk Management no later than 5 business days following such cancellation or nonrenewal.

6. **Subcontractors.** Contractor is responsible for ensuring its subcontractors, if any, carry and maintain insurance coverage as applicable to the subcontracted service(s).

7. **Limits of Coverage & Specific Endorsements.**

Required Limits	Additional Requirements
Commercial General Liability Insurance	
Minimum Limits: **$1,000,000 Each Occurrence** **$1,000,000 Personal & Advertising Injury** **$2,000,000 Products/Completed Operations** **$2,000,000 General Aggregate**	Contractor must have their policy endorsed to add "the State of Michigan, its departments, divisions, agencies, offices, commissions, officers, employees, and agents" as additional insureds using endorsement CG 20 10 11 85, or both CG 20 10 12 19 and CG 20 37 12 19.
Automobile Liability Insurance	
Minimum Limits: **$1,000,000 Per Accident**	Contractor must have their policy: (1) endorsed to add "the State of Michigan, its departments, divisions, agencies, offices, commissions, officers, employees, and agents" as additional insureds; and (2) include Hired and Non-Owned Automobile coverage.
Workers' Compensation Insurance	
Minimum Limits: **Coverage according to applicable laws governing work activities.**	Waiver of subrogation, except where waiver is prohibited by law.
Employers Liability Insurance	
Minimum Limits: **$500,000 Each Accident** **$500,000 Each Employee by Disease** **$500,000 Aggregate Disease**	
Privacy and Security Liability (Cyber Liability) Insurance	
Minimum Limits: **$1,000,000 Each Occurrence** **$1,000,000 Annual Aggregate**	Contractor must have their policy cover information security and privacy liability, privacy notification costs, regulatory defense and penalties, and website media content liability.
Crime (Fidelity) Insurance	
Minimum Limits: **$1,000,000 Employee Theft Per Loss**	Contractor must have their policy: (1) cover forgery and alteration, theft of money and securities, robbery and safe burglary, computer fraud, funds transfer fraud, money order and counterfeit currency, and (2) endorsed to add "the State of Michigan, its

Required Limits	Additional Requirements
	departments, divisions, agencies, offices, commissions, officers, employees, and agents" as Loss Payees.
Professional Liability (Errors and Omissions) Insurance	
Minimum Limits: **$3,000,000 Each Occurrence** **$3,000,000 Annual Aggregate**	

a. **Non-Waiver**. This Section 6 is not intended to and is not to be construed in any manner as waiving, restricting or limiting the liability of either party for any obligations under this Contract, including any provisions hereof requiring Contractor to indemnify, defend and hold harmless the State.

8. **Notice of Non-Compliance.** Contractor consents to receiving electronic communications from a third-party service provider, Origami Risk, for the exclusive purpose of notifying Contractor of non-compliance with the requirements set forth in this Schedule C.

9. **Non-Waiver.** This Schedule C is not intended to and is not to be construed in any manner as waiving, restricting or limiting the liability of either party for any obligations under this Contract, including any provisions hereof requiring Contractor to indemnify, defend and hold harmless the State.

SCHEDULE D – DATA SECURITY REQUIREMENTS

Contract No. 250000000654

Statewide Digital Imaging and Microfilm Services

1. Definitions. For purposes of this Schedule, the following terms have the meanings set forth below. All initial capitalized terms in this Schedule that are not defined in this **Schedule** shall have the respective meanings given to them in the Contract.

"**Contractor Security Officer**" has the meaning set forth in **Section 2** of this Schedule.

"**FedRAMP**" means the Federal Risk and Authorization Management Program, which is a federally approved risk management program that provides a standardized approach for assessing and monitoring the security of cloud products and services.

"**FISMA**" means The Federal Information Security Modernization Act of 2014 (Pub.L. No. 113-283 (Dec. 18, 2014.).

"Hosting Provider" means any subcontractor that is providing any or all of the Hosted Services under this Contract.

"**Hosted Services**" means the hosting, management and operation of the Operating Environment, Software, other services (including support and subcontracted services), and related resources for remote electronic access and use by the State and its Authorized Users, including any services and facilities related to disaster recovery obligations.

"**NIST**" means the National Institute of Standards and Technology.

"**Operating Environment**" means, collectively, the platform, environment and conditions on, in or under which the Software is intended to be installed and operate, as set forth in a Statement of Work, including such structural, functional and other features, conditions and components as hardware, operating software, system architecture, configuration, computing hardware, ancillary equipment, networking, software, firmware, databases, data, and electronic systems (including database management systems).

"**PCI**" means the Payment Card Industry.

"Process" means to perform any operation or set of operations on any data, information, material, work, expression or other content, including to (a) collect, receive, input, upload, download, record, reproduce, store, organize, combine, log, catalog, cross-reference, manage, maintain, copy, adapt, alter, translate or make other improvements or derivative works, (b) process, retrieve, output, consult, use, disseminate, transmit, submit, post, transfer, disclose or otherwise provide or make available, or (c) block, erase or destroy. **"Processing"** and **"Processed"** have correlative meanings.

"**PSP**" or **"PSPs"** means the State's IT Policies, Standards and Procedures.

"**SSAE**" means Statement on Standards for Attestation Engagements.

"**Security Accreditation Process**" has the meaning set forth in **Section 6** of this Schedule

2. **Security Officer.** Contractor will appoint a Contractor employee to respond to the State's inquiries regarding the security of the Hosted Services who has sufficient knowledge of the security of the Hosted Services and the authority to act on behalf of Contractor in matters pertaining thereto ("**Contractor Security Officer**").

3. **Contractor Responsibilities.** Contractor is responsible for establishing and maintaining a data privacy and information security program, including physical, technical, administrative, and organizational safeguards, that is designed to:

   (a) ensure the security and confidentiality of the State Data;

   (b) protect against any anticipated threats or hazards to the security or integrity of the State Data;

   (c) protect against unauthorized disclosure, access to, or use of the State Data;

   (d) ensure the proper disposal of any State Data in Contractor's or its subcontractor's possession; and

   (e) ensure that all Contractor Representatives comply with the foregoing.

   The State has established Information Technology (IT) PSPs to protect IT resources under the authority outlined in the overarching State 1305.00 Enterprise IT Policy. In no case will the safeguards of Contractor's data privacy and information security program be less stringent than the safeguards used by the State, and Contractor must at all times comply with all applicable public and non-public State IT policies and standards, of which the publicly available ones are at DTMB - IT Policies, Standards & Procedures (michigan.gov).

   This responsibility also extends to all service providers and subcontractors with access to State Data or an ability to impact the contracted solution. Contractor responsibilities are determined from the PSPs based on the services being provided to the State, the type of IT solution, and the applicable laws and regulations.

4. **Acceptable Use Policy.** To the extent that Contractor has access to the State's IT environment, Contractor must comply with the State's Acceptable Use Policy, see 1340.00.130.02 Acceptable Use of Information Technology (michigan.gov). All Contractor Personnel will be required, in writing, to agree to the State's Acceptable Use Policy before accessing State systems. The State reserves the right to terminate Contractor's and/or subcontractor(s) or any Contractor Personnel's access to State systems if the State determines a violation has occurred.

5. **Protection of State's Information.** Throughout the Term and at all times in connection with its actual or required performance of the Contract Activities, Contractor will:

   5.1 If Hosted Services are provided by a Hosting Provider, ensure each Hosting Provider maintains FedRAMP authorization for all Hosted Services environments throughout the

Term, and in the event a Hosting Provider is unable to maintain FedRAMP authorization, the State, at its sole discretion, may either a) require the Contractor to move the Software and State Data to an alternative Hosting Provider selected and approved by the State at Contractor's sole cost and expense without any increase in Fees, or b) immediately terminate this Contract for cause pursuant to **Section 25 of the Contract;**

5.2 for Hosted Services provided by the Contractor, maintain either a FedRAMP authorization or an annual SSAE 18 SOC 2 Type II audit based on State required NIST Special Publication 800-53 MOD Controls using identified controls and minimum values as established in applicable State PSPs.

5.3 ensure that the Software and State Data is securely stored, hosted, supported, administered, accessed, developed, and backed up in the continental United States, and the data center(s) in which the data resides minimally meet Uptime Institute Tier 3 standards (www.uptimeinstitute.com), or its equivalent;

5.4 maintain and enforce an information security program including safety and physical and technical security policies and procedures with respect to its Processing of the State Data that complies with the requirements of the State's data security policies as set forth in this Contract, and must, at a minimum, remain compliant with FISMA and NIST Special Publication 800-53 MOD Controls using identified controls and minimum values as established in applicable State PSPs;

5.5 provide technical and organizational safeguards against accidental, unlawful or unauthorized access to or use, destruction, loss, alteration, disclosure, encryption, transfer, commingling or processing of such information that ensure a level of security appropriate to the risks presented by the processing of State Data and the nature of such State Data, consistent with best industry practice and applicable standards (including, but not limited to, compliance with FISMA, NIST, CMS, IRS, FBI, SSA, HIPAA, FERPA and PCI requirements as applicable);

5.6 take all reasonable measures to:

(a) secure and defend all locations, equipment, systems and other materials and facilities employed in connection with the Contract Activities against "malicious actors" and others who may seek, without authorization, to destroy, disrupt, damage, encrypt, modify, copy, access or otherwise use Hosted Services or the information found therein; and

(b) prevent (i) the State and its Authorized Users from having access to the data of other customers or such other customer's users of the Contract Activities; (ii) State Data from being commingled with or contaminated by the data of other customers or their users of the Contract Activities; and (iii) unauthorized access to any of the State Data;

5.7 ensure that State Data is encrypted in transit and at rest using FIPS validated AES encryption modules and a key size of 128 bits or higher;

5.8 ensure the Hosted Services support Identity Federation/Single Sign-on (SSO) capabilities using Security Assertion Markup Language (SAML), Open Authentication (OAuth) or comparable State approved mechanisms;

5.9 ensure the Hosted Services implements NIST compliant multi-factor authentication for privileged/administrative and other identified access.

6. **Security Accreditation Process.** Throughout the Term, Contractor will assist the State, at no additional cost, with its **Security Accreditation Process**, which includes the development, completion and on-going maintenance of a system security plan (SSP) using the State's automated governance, risk and compliance (GRC) platform, which requires Contractor to submit evidence, upon request from the State, in order to validate Contractor's security controls within two weeks of the State's request. On an annual basis, or as otherwise required by the State such as for significant changes, re-assessment of the system's controls will be required to receive and maintain authority to operate (ATO). All identified risks from the SSP will be remediated through a Plan of Action and Milestones (POAM) process with remediation time frames and required evidence based on the risk level of the identified risk. For all findings associated with the Contractor's solution, at no additional cost, Contractor will be required to create or assist with the creation of State approved POAMs, perform related remediation activities, and provide evidence of compliance. The State will make any decisions on acceptable risk, Contractor may request risk acceptance, supported by compensating controls, however only the State may formally accept risk. Failure to comply with this section will be deemed a material breach of the Contract.

7. **Unauthorized Access.** Contractor may not access, and must not permit any access to, State systems, in whole or in part, whether through the Hosted Services or otherwise, without the State's express prior written authorization. Such authorization may be revoked by the State in writing at any time in its sole discretion. Any access to State systems must be solely in accordance with the Contract and this Schedule, and in no case exceed the scope of the State's authorization pursuant to this Section. All State-authorized connectivity or attempted connectivity to State systems shall be only through the State's security gateways and firewalls and in compliance with the State's security policies set forth in the Contract as the same may be supplemented or amended by the State and provided to Contractor from time to time.

8. **Security Audits.**

8.1 During the Term, Contractor will maintain complete and accurate records of its data protection practices, IT security controls, and the security logs relating to State Data, including but not limited to any backup, disaster recovery or other policies, practices or procedures relating to the State Data and any other information relevant to its compliance with this Contract.

8.2 Without limiting any other audit rights of the State, the State has the right to review Contractor's data privacy and information security program prior to the commencement of Contract Activities and from time to time during the term of this Contract. The State, at its own expense, is entitled to perform, or to have performed, an on-site audit of Contractor's

data privacy and information security program. If the State chooses to perform an on-site audit, Contractor will, make all such records, appropriate personnel and relevant materials available during normal business hours for inspection and audit by the State or an independent data security expert that is reasonably acceptable to Contractor, provided that the State: (i) gives Contractor at least five (5) Business Days prior notice of any such audit; (ii) undertakes such audit no more than once per calendar year, except for good cause shown; and (iii) conducts or causes to be conducted such audit in a manner designed to minimize disruption of Contractor's normal business operations and that complies with the terms and conditions of all data confidentiality, ownership, privacy, security and restricted use provisions of the Contract. The State may, but is not obligated to, perform such security audits, which shall, at the State's option and request, include penetration and security tests, of any and all Hosted Services and their housing facilities and operating environments.

8.3 During the Term, Contractor will, when requested by the State, provide a copy of Contractor's and Hosting Provider's FedRAMP System Security Plan(s) or SOC 2 Type 2 report(s) to the State within two weeks of the State's request. The System Security Plan and SSAE audit reports will be recognized as Contractor's Confidential Information.

8.4 With respect to State Data, Contractor must implement any required safeguards as identified by the State or by any audit of Contractor's data privacy and information security program.

8.5 The State reserves the right, at its sole election, to immediately terminate this Contract or a Statement of Work without limitation and without liability if the State determines that Contractor fails or has failed to meet its obligations under this **Section 8.**

9. Application Scanning. During the Term, Contractor must, at its sole cost and expense, scan all Contractor provided applications, and must analyze, remediate and validate all vulnerabilities identified by the scans as required by the State Secure Web Application and other applicable PSPs.

Contractor's application scanning and remediation must include each of the following types of scans and activities:

9.1 Dynamic Application Security Testing (DAST) – Scanning interactive application for vulnerabilities, analysis, remediation, and validation (may include Interactive Application Security Testing (IAST).

(a) Contractor must either a) grant the State the right to dynamically scan a deployed version of the Software; or b) in lieu of the State performing the scan, Contractor must dynamically scan a deployed version of the Software using a State approved application scanning tool, and provide the State with a vulnerabilities assessment after Contractor has completed such scan. These scans and assessments i) must be completed and provided to the State quarterly (dates to be provided by the State) and for each major release; and ii) scans must be completed in a non-production

environment with verifiable matching source code and supporting infrastructure configurations or the actual production environment.

9.2 Static Application Security Testing (SAST) - Scanning source code for vulnerabilities, analysis, remediation, and validation.

(a) For Contractor provided applications, Contractor, at its sole expense, must provide resources to complete static application source code scanning, including the analysis, remediation and validation of vulnerabilities identified by application source code scans. These scans must be completed for all source code initially, for all updated source code, and for all source code for each major release and Contractor must provide the State with a vulnerability assessment after Contractor has completed the required scans.

9.3 Software Composition Analysis (SCA) – Third Party and/or Open Source Scanning for vulnerabilities, analysis, remediation, and validation.

(a) For Software that includes third party and open source software, all included third party and open source software must be documented and the source supplier must be monitored by the Contractor for notification of identified vulnerabilities and remediation. SCA scans may be included as part of SAST and DAST scanning or employ the use of an SCA tool to meet the scanning requirements. These scans must be completed for all third party and open source software initially, for all updated third party and open source software, and for all third party and open source software in each major release and Contractor must provide the State with a vulnerability assessment after Contractor has completed the required scans if not provided as part of SAST and/or DAST reporting.

9.4 In addition, application scanning and remediation may include the following types of scans and activities if required by regulatory or industry requirements, data classification or otherwise identified by the State.

(a) If provided as part of the solution, all native mobile application software must meet these scanning requirements including any interaction with an application programing interface (API).

(b) Penetration Testing – Simulated attack on the application and infrastructure to identify security weaknesses.

10. Infrastructure Scanning.

10.1 For Hosted Services, Contractor must ensure the infrastructure and applications are scanned using an approved scanning tool (Qualys, Tenable, or other PCI Approved Vulnerability Scanning Tool) at least monthly and provide the scan's assessments to the State in a format that is specified by the State and used to track the remediation. Contractor will ensure the remediation of issues identified in the scan according to the remediation time requirements documented in the State's PSPs.

11. **Nonexclusive Remedy for Security Breach**. Any failure of the Contract Activities to meet the requirements of this Schedule with respect to the security of any State Data or other Confidential Information of the State, including any related backup, disaster recovery or other policies, practices or procedures, is a material breach of the Contract for which the State, at its option, may terminate the Contract immediately upon written notice to Contractor without any notice or cure period, and Contractor must promptly reimburse to the State any Fees prepaid by the State prorated to the date of such termination.

SCHEDULE D – ATTACHMENT 1 – CJIS ADDENDUM

FEDERAL BUREAU OF INVESTIGATION
CRIMINAL JUSTICE INFORMATION SERVICES
SECURITY ADDENDUM

The goal of this document is to augment the CJIS Security Policy to ensure adequate security is provided for criminal justice systems while (1) under the control or management ofa private entity or (2) connectivity to FBI CJIS Systems has been provided to a private entity (contractor). Adequate security is defined in Office of Management and Budget Circular A- 130 as "security commensurate with the risk and magnitude of harm resulting from the loss, misuse, or unauthorized access to or modification of information."

The intent of this Security Addendum is to require that the Contractor maintain a security program consistent with federal and state laws, regulations, and standards (including the CJIS Security Policy in effect when the contract is executed), as well as with policies and standards established by the Criminal Justice Information Services (CJIS) Advisory Policy Board (APB).

This Security Addendum identifies the duties and responsibilities with respect to the installation and maintenance of adequate internal controls within the contractual relationship so that the security and integrity of the FBI's information resources are not compromised. The security program shall include consideration of personnel security, site security, system security, and data security, and technical security.

The provisions of this Security Addendum apply to all personnel, systems, networks and support facilities supporting and/or acting on behalf of the government agency.

1.00 **Definitions**

1.01 Contracting Government Agency (CGA) - the government agency, whether a Criminal Justice Agency or a Noncriminal Justice Agency, which enters into an agreement with a private contractor subject to this Security Addendum.

1.02 Contractor - a private business, organization or individual which has entered into an agreement for the administration of criminal justice with a Criminal Justice Agency or a Noncriminal Justice Agency.

2.00 Responsibilities of the Contracting Government Agency.

2.01 The CGA will ensure that each Contractor employee receives a copy of the Security Addendum and the CJIS Security Policy and executes an acknowledgment of such receipt and the contents of the Security Addendum. The signed acknowledgments shall remain in the possession of the CGA and available for audit purposes. The acknowledgement may be signed by hand or via **digital signature (see glossary for definition of digital signature).**

3.00 Responsibilities of the Contractor

3.01 The Contractor will maintain a security program consistent with federal and state laws, **regulations, and standards (including the CJIS Security Policy in effect when the contract is** executed and all subsequent versions), as well as with policies and standards established by the Criminal Justice Information Services (CJIS) Advisory Policy Board (APB).

4.00 Security Violations

4.01 The CGA must report security violations to the **CJIS Systems Officer (CSO) and the Director,** FBI, along with indications of actions taken by the CGA and Contractor.

4.02 Security violations can justify termination of the appended agreement.

4.03 **Upon notification, the FBI reserves the right to:**

a. Investigate or decline to investigate any report of unauthorized use;

b. Suspend or terminate access and services, including telecommunications links. The FBI will provide the CSO with timely written notice of the suspension. Access and services will be reinstated only after satisfactory assurances have been provided to the FBI by the CGA and Contractor. Upon termination, the Contractor's records containing CHRI must be deleted or returned to the CGA.

5.00 Audit

5.01 **The FBI is authorized to perform a final audit of the Contractor's systems after termination** of the Security Addendum.

6.00 Scope and Authority

6.01 This Security Addendum does not confer, grant, or authorize any rights, privileges, or obligations on any persons other than the Contractor, CGA, CJA (where applicable), CSA, and FBI.

6.02 **The following documents are incorporated by reference and made part of this agreement:** (1) the Security Addendum; (2) the NCIC 2000 Operating Manual; (3) the CJIS Security Policy; and (4) Title 28, Code of Federal Regulations, Part 20. The parties are also subject to applicable federal and state laws and regulations.

6.03 The terms set forth in this document do not constitute the sole understanding by and between the parties hereto; rather they augment the provisions of the CJIS Security Policy to provide a minimum basis for the security of the system and contained information and it is understood that there may be terms and conditions of the appended Agreement which impose more stringent requirements upon the Contractor.

6.04 **This Security Addendum may only be modified by the FBI, and may not be modified by the** parties to the appended Agreement without the consent of the FBI.

6.05 **All notices and correspondence shall be forwarded by First Class mail to:**

Information Security Officer,
Criminal Justice Information Services Division, FBI
1000 Custer Hollow Road
Clarksburg, West Virginia 26306

FEDERAL BUREAU OF INVESTIGATION

CRIMINAL JUSTICE INFORMATION SERVICES

SECURITY ADDENDUM

CERTIFICATION

I hereby certify that I am familiar with the contents of (1) the Security Addendum, including its legal authority and purpose; (2) the NCIC Operating Manual; (3) the CJIS Security Policy; and (4) Title 28, Code of Federal Regulations, Part 20, and agree to be bound by their provisions.

I recognize that criminal history record information and related data, by its very nature, is sensitive and has potential for great harm if misused. I acknowledge that access to criminal history record information and related data is therefore limited to the purpose(s) for which a government agency has entered into the contract incorporating this Security Addendum. I understand that misuse of **the system by, among other things: accessing it without authorization; accessing it by exceeding** authorization; accessing it for an improper purpose; using, disseminating or re-disseminating information received as a result of this contract for a purpose other than that envisioned by the contract, may subject me to administrative and criminal penalties. I understand that accessing the system for an appropriate purpose and then using, disseminating or re-disseminating the information received for another purpose other than execution of the contract also constitutes misuse. I further understand that the occurrence of misuse does not depend upon whether or not I receive additional compensation for such authorized activity. Such exposure for misuse includes, but is not limited to, suspension or loss of employment and prosecution for state and federal crimes.

______________________________________ _______________

Printed Name/Signature of Contractor Employee Date

______________________________________ _______________

Printed Name/Signature of Contractor Representative Date

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Organization and Title of Contractor Representative